As filed with the Securities and Exchange Commission on November 29, 2006

Registration No. 333-133235

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________

AMENDMENT NO. 5

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

____________

STONELEIGH PARTNERS ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	6770	20-3483933
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o PLM International Inc.

555 Fifth Avenue

New York, New York 10017

(212) 581-5777

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gary D. Engle, Chairman of the Board and Chief Executive Officer

c/o PLM International Inc.

555 Fifth Avenue

New York, New York 10017

(212) 581-5777

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert J. Mittman, Esq. Brad L. Shiffman, Esq. Blank Rome LLP 405 Lexington Avenue New York, New York 10174 (212) 885-5000 (212) 885-5001 – Facsimile	David Alan Miller, Esq. Graubard Miller 405 Lexington Avenue New York, New York 10174 (212) 818-8800 (212) 818-8881 – Facsimile

____________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

——————

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, November 29, 2006

PROSPECTUS

$200,902,500

STONELEIGH PARTNERS ACQUISITION CORP.

1,475,000 Series A Units

18,650,000 Series B Units

————————

Stoneleigh Partners Acquisition Corp. is a blank check company recently formed for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an unidentified operating business. We do not have any specific merger, capital stock exchange, asset acquisition or other business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted, or been contacted by, any potential target business or had any discussions, formal or otherwise, with respect to such a transaction. Our efforts in identifying a prospective target business will not be limited to a particular industry, although our management intends to focus on businesses having a majority of their assets, based on either a historical balance sheet valuation or a fair market valuation, represented by real estate or other physical assets, or which utilize these types of assets to derive at least a majority of their revenue. This is an initial public offering of our securities. Our securities are being offered in the form of 20,125,000 units, consisting of 1,475,000 Series A units at a price $8.50 per unit and 18,650,000 Series B units at a price of $10.10 per unit. Investors may purchase either Series A units, Series B units or any combination thereof.

Each Series A unit consists of:	Each Series B unit consists of:
• two shares of our common stock; and	• two shares of our Class B common stock; and
• ten Class Z warrants.	• two Class W warrants.

Holders of our common stock and Class B common stock are each entitled to one vote for each share of record on all matters to be voted on by stockholders other than in connection with a proposed business combination. Only holders of our Class B common stock are entitled to vote in connection with a proposed business combination. If a business combination is completed, all outstanding shares of Class B common stock will automatically be converted into an equal number of shares of common stock unless the holder has previously both exercised the conversion rights described herein and voted against such business combination. Accordingly, following the completion of a business combination, we will have only one class of common stock outstanding. If we are unable to complete a business combination, we will dissolve and liquidate. In such event, the holders of our common stock (which is offered as a part of our Series A units) are likely to lose all or substantially all of their investment as we will distribute the funds to be deposited into trust as described in this prospectus to the holders of our Class B common stock (which is offered as a part of our Series B units) and only our remaining net assets will be distributed to the holders of our common stock. Purchasers of Series A units will bear all the expenses of this offering, including the underwriting discount and commissions relating to the sale of both our Series A units and Series B units. Since the shares of common stock included in our Series A units will have little or no value if we do not consummate a business combination, the Series A units represent a riskier investment than the Series B units.

Each Class W warrant and Class Z warrant entitles the holder to purchase one share of our common stock at a price of $5.00 per share. Each Class W warrant and Class Z warrant will become exercisable on the later of our completion of a business combination and             , 2007. The Class W warrants will expire on             , 2011, or earlier upon redemption, and the Class Z warrants will expire on             , 2013, or earlier upon redemption. The Class W warrants and Class Z warrants sold in this offering will be redeemable at our option, with the consent of HCFP/Brenner Securities LLC, the representative of the underwriters, as set forth in this prospectus. However, the Class W warrants and Class Z warrants outstanding prior to this offering shall not be redeemable by us as long as such warrants continue to be held by our initial securityholders or their affiliates.

We have granted HCFP/Brenner Securities a 45-day option to purchase up to an additional 221,250 Series A units and/or an additional 2,797,500 Series B units (over and above the 1,475,000 Series A units and 18,650,000 Series B units referred to above) solely to cover over-allotments, if any. The over-allotment option will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to HCFP/Brenner Securities, for $100, as additional compensation, an option to purchase up to a total of 73,750 Series A units at a per-unit offering price of $14.025 and/or a total of 932,500 Series B units at a per-unit offering price of $16.665. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

There is presently no public market for our Series A units, Series B units, common stock, Class B common stock, Class W warrants or Class Z warrants. The Series A units and the Series B units will be quoted on the OTC Bulletin Board under the symbols        and        , respectively, on or promptly after the date of this prospectus. Once the securities comprising the Series A units and Series B units begin separate trading, we anticipate the common stock, Class B common stock, Class W warrants and Class Z warrants will be quoted on the OTC Bulletin Board. We cannot assure you that our securities will continue to be quoted on the OTC Bulletin Board.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 9 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public offering price	Underwriting discount and commissions	Proceeds, before expenses, to us
Per Series A unit	$8.50	$0.425	$8.075
Per Series B unit	$10.10	$0.505	$9.595
Total	$200,902,500	$10,045,125	$190,857,375

Of the net proceeds we receive from this offering, $188,365,000 (representing the aggregate offering price of the Series B units) will be deposited into a trust account at SmithBarney, a division of Citigroup Global Markets, Inc. maintained by Continental Stock Transfer & Trust Company, acting as trustee.

We are offering the Series A units and the Series B units for sale on a firm commitment basis. HCFP/Brenner Securities, acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about             , 2006.

HCFP/Brenner Securities LLC	Legend Merchant Group, Inc.

, 2006

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus, references to “we,” “us” or “our” refer to Stoneleigh Partners Acquisition Corp. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. Unless we tell you otherwise, the information in this prospectus assumes that the representative will not exercise its over-allotment option.

We are a blank check company organized under the laws of the State of Delaware on September 9, 2005. We were formed to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. Our efforts in identifying prospective target businesses will not be limited to a particular business, although our management intends to focus on businesses having a majority of their assets, based on either a historical balance sheet valuation or a fair market valuation, represented by real estate or other physical assets, or which utilize these types of assets to derive at least a majority of their revenue.

We have not, and as of the date of this prospectus, we do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), either directly or indirectly, contacted, or been contacted by, any potential target businesses or their representatives or had any discussions, formal or otherwise, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable target business with respect to effecting any potential business combination with our company. Additionally, we have not engaged or retained any agent or other representative to identify or locate such a target business on our behalf. We have engaged HCFP/Brenner Securities, the representative of the underwriters, on a non-exclusive basis, to act as our investment banker to assist us in structuring a business combination and negotiating its terms (but not for purposes of locating potential target candidates for our business combination).

While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business, or of a controlling interest therein, whose fair market value is at least equal to 80% of our net assets at the time of such acquisition. Consequently, it is probable that we will have the ability to complete only a single business combination, although this may entail the simultaneous acquisitions of several closely related operating businesses. In the event we ultimately determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies into a single operating business.

The target business or businesses, or controlling interest therein, that we acquire may have a fair market value significantly in excess of 80% of our net assets. Although as of the date of this prospectus we have not engaged or retained, had any discussions with, or entered into any agreements with, any third party regarding any such potential financing transactions, we could seek to fund such a business combination by raising additional funds through the sale of our securities or through loan arrangements. However, if we were to seek such additional funds, any such arrangement would only be consummated simultaneously with our consummation of a business combination.

Our offices are located at 555 Fifth Avenue, New York, New York 10017, and our telephone number is (212) 581-5777.

The Offering

Securities offered	1,475,000 Series A units, at $8.50 per unit, each unit consisting of:
• two shares of common stock; and
• ten Class Z warrants.

18,650,000 Series B units, at $10.10 per unit, each unit consisting of:
• two shares of Class B common stock; and
• two Class W warrants.

The Series A units and Series B units will begin trading on or promptly after the date of this prospectus. Each of the common stock and Class Z warrants comprising the Series A units and the Class B common stock and Class W warrants comprising the Series B units will begin to trade separately on the 90th day after the date of this prospectus unless HCFP/Brenner Securities determines that an earlier date or dates is acceptable, based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our Series A units and Series B units in particular. Separate trading of the securities comprising the Series A units and Series B units may commence concurrently, or HCFP/Brenner may elect to allow separate trading of the securities comprising one series of units prior to allowing separate trading of the other series of units. In no event will HCFP/Brenner Securities allow separate trading of the common stock, Class B common stock, Class W warrants and Class Z warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K with the Securities and Exchange Commission, or SEC, including audited financial statements, following the consummation of this offering, which filing is anticipated to take place three business days after the units commence trading. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K with the SEC. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K with the SEC to provide updated information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, or an amendment thereto or in a subsequent Form 8-K, information indicating if HCFP/Brenner Securities has allowed earlier separate trading of the common stock and Class Z warrants comprising the Series A units and/or Class B common stock and Class W warrants comprising the Series B units. Although we will not distribute copies of the Current Reports on Form 8-K to individual securityholders, the Current Reports will be available on the SEC’s website after their filing. For more information on where you can find a copy of these and other of our filings, see “Where You Can Find Additional Information.”

Common stock:

Number outstanding before this offering	100 shares

Number to be outstanding after this offering	2,950,100 shares

Class B common stock:

Number outstanding before this offering	0 shares

Number to be outstanding after this offering	37,300,000 shares

Class W Warrants:

Number outstanding before this offering	11,700,000 Class W warrants

Number to be outstanding after this offering	49,000,000 Class W warrants

Exercisability	Each Class W warrant is exercisable for one share of common stock.

Exercise price	$5.00

Exercise period	The Class W warrants will become exercisable on the later of:

• the completion of a business combination with a target business, and

• _______, 2007 [one year from the date of this prospectus].

The Class W warrants will expire at 5:00 p.m., New York City time, on _______, 2011 [five years from the date of this prospectus] or earlier upon redemption.

Redemption

We may redeem the outstanding Class W warrants (other than those outstanding prior to this offering held by our initial securityholders or their affiliates, but including Class W warrants issued upon exercise of the unit purchase option) with HCFP/Brenner Securities’ prior consent:

• in whole or in part;

• at a price of $.05 per warrant at any time after the warrants become exercisable;

• upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the last sale price of our common stock equals or exceeds $7.50 per share (subject to adjustment) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption (referred to as the “measurement period”).

In addition, we may not call the Class W warrants for redemption unless the Class W warrants and the shares of common stock underlying the Class W warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for redemption.

See below under “Class Z Warrants—Redemption” for a description of how we established these redemption criteria.

Class Z Warrants:

Number outstanding before this offering	11,700,000 Class Z warrants

Number to be outstanding after this offering	26,450,000 Class Z warrants

Exercisability	Each Class Z warrant is exercisable for one share of common stock.

Exercise price	$5.00

Exercise period	The Class Z warrants will become exercisable on the later of:

• the completion of a business combination with a target business, and

• _____, 2007 [one year from the date of this prospectus].

The Class Z warrants will expire at 5:00 p.m., New York City time, on _____, 2013 [seven years from the date of this prospectus] or earlier upon redemption.

Redemption

We may redeem the outstanding Class Z warrants (other than those outstanding prior to this offering held by our initial securityholders or their affiliates, but including Class Z warrants issued upon exercise of the unit purchase option) with HCFP/Brenner Securities’ prior consent:

• in whole or in part;

• at a price of $.05 per warrant at any time after the warrants become exercisable;

• upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the last sale price of our common stock equals or exceeds $8.75 per share (subject to adjustment) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption (the measurement period).

In addition, we may not call the Class Z warrants for redemption unless the Class Z warrants and the shares of common stock underlying the Class Z warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for redemption.

The redemption criteria for our Class W warrants and Class Z warrants have been established at prices which are intended to provide warrantholders a reasonable premium to the initial exercise price and provide a sufficient degree of liquidity to cushion the market reaction to our redemption call.

Since we may redeem the Class W warrants and Class Z warrants only with the prior consent of HCFP/Brenner Securities and HCFP/Brenner Securities may hold warrants subject to redemption, HCFP/Brenner Securities may have a conflict of interest in determining whether or not to consent to such redemption. We cannot assure you that HCFP/Brenner Securities will consent to such redemption if it is not in its best interest even if it is in our best interest.

OTC Bulletin Board symbols for our:

Series A units	[ ]

Series B units	[ ]

Offering proceeds to be held in trust

$188,365,000 of the proceeds of this offering (representing the aggregate offering price of the Series B units) will be placed in a trust account at Smith Barney, a division of Citigroup Global Markets, Inc., maintained by Continental Stock Transfer & Trust Company, as trustee, pursuant to an agreement with Continental Stock Transfer & Trust Company to be signed on the date of this prospectus. These proceeds will not be released to us unless we complete a business combination. Therefore, unless and until a business combination is consummated, the proceeds held in the trust fund will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business. These expenses may be paid prior to a business combination only from our cash as of the date of this prospectus and the net proceeds of this offering not held in the trust fund (initially, approximately $2,000,000).

Limited payments to insiders

There will be no fees or other cash payments paid to our existing securityholders, officers, directors or their affiliates prior to, or for any services they render in order to effectuate, the consummation of a business combination, except:

• payment of $7,500 per month to PLM International Inc. for office space and related services; and

•

reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations.

Following a business combination, our executive officers may remain with us in senior management or advisory positions although they will only be able to do so if they are able to negotiate employment or consulting agreements in connection with the business combination. These agreements could provide for them to receive fees or securities for services they may render to us following the business combination.

Different voting rights of common stock and Class B common stock

Holders of our common stock and Class B common stock are each entitled to one vote for each share of record on all matters to be voted on by stockholders other than in connection with a proposed business combination. Only holders of our Class B common stock are entitled to vote in connection with a proposed business combination. Following the completion of a business combination, we will have only one class of common stock outstanding. At that time, each holder will be entitled to vote on all matters.

Class B stockholders must approve business combination

We will seek Class B stockholder approval before we effect any business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. We will proceed with a business combination only if holders of a majority of the shares of Class B common stock cast at the meeting to approve the business combination vote in favor of the business combination and holders of 20% or more of the Class B shares have not voted against the business combination and exercised their conversion rights described below. Accordingly, it is our understanding and intention in every case to structure and consummate a business combination in which approximately 19.99% of the Class B stockholders may exercise their conversion rights and a business combination will still go forward. In the event of a business combination, each outstanding share of Class B common stock will automatically be converted into one share of common stock, except those shares held by holders who have both voted against the business combination and elected to exercise the conversion rights described below. Accordingly, following the completion of a business combination, we will have only one class of common stock outstanding. The “completion” of a business combination means the closing of a transaction in which we acquire, merge or otherwise combine with a target business. The execution of a definitive agreement does not constitute the “completion” of a business combination. In the event we are unable to complete a business combination within the specified period, the trust fund will be distributed to our Class B stockholders and we will be dissolved.

Conversion rights for Class B stockholders voting to reject a business combination	Class B stockholders that vote against a business combination will be entitled to elect to convert their shares of Class B common stock into a pro rata share of the trust fund, including any interest earned on their portion of the trust fund, if the business combination is approved and completed. Class B stockholders who convert their shares of Class B common stock into their share of the trust fund will continue to have the right to exercise any Class W warrants and Class Z warrants they may hold.

Certificate of Incorporation

Our amended and restated certificate of incorporation provides that if we have not completed a business combination (even if we have entered into a definitive agreement with respect to a business combination) within 24 months from the date of completion of this offering, our purpose and powers will be limited to dissolving, distributing the proceeds in the trust fund, liquidating and winding up our affairs. Also contained in our amended and restated certificate of incorporation is the agreement of our board to dissolve our company at that time.

As discussed below, there are specific provisions in our amended and restated certificate of incorporation that may not be amended prior to our consummation of a business combination, including our requirements to seek Class B stockholder approval of such a business combination, to allow our Class B stockholders to seek conversion of their shares if they do not approve of such a business combination and the prohibition on seeking a business combination after the expiration of 24 months from the date of the completion of this offering. We view these provisions, which are contained in Article Sixth of our amended and restated certificate of incorporation, as obligations to our stockholders and will not take any action to amend or waive these provisions.

Liquidation if no business combination

Pursuant to our amended and restated certificate of incorporation, upon the expiration of 24 months from the date of the completion of this offering, our purpose and powers will be limited to dissolving, distributing the proceeds in the trust fund, liquidating and winding up our affairs. Also contained in our amended and restated certificate of incorporation is the agreement of our board to dissolve our company at that time. If a proxy statement seeking the approval of our Class B stockholders for a business combination has not been filed prior to 22 months from the date of the completion of this offering, our board will, prior to such date, convene, adopt and recommend to our Class B stockholders and common stockholders, voting as a class, a plan of dissolution and distribution, and on such date file a proxy statement with the SEC seeking Class B stockholder and common stockholder approval, voting as a class, for such plan. Alternatively, if a proxy statement seeking the approval of the Class B stockholders for a business combination has been filed prior to 22 months from the date of completion of this offering, but such business combination has not been completed, then our board will promptly, but in no event more than 30 days following the end of the 24th month, convene, adopt and recommend to our Class B stockholders and common stockholders, a plan of dissolution and distribution. On such date, we will file a proxy statement with the SEC seeking Class B stockholder and common stockholder approval, voting as a class, for such plan.

Upon dissolution, we will promptly distribute only to our Class B stockholders the amount in our trust fund (initially, $5.05 per share, plus the per share amount of interest earned on the trust fund, but subject to the claims of our creditors, if any, which could be prior to the claims of our stockholders). Any remaining net assets will be distributed to our common stockholders. We will not seek approval of our Class B stockholders and common stockholders to amend our charter to allow us to continue seeking a business combination for a longer period of time if it does not appear we will be able to consummate a business combination within 24 months from the date of completion of this offering. Our initial stockholders have waived their right to participate in any liquidation distribution with respect to the shares of common stock owned by them prior to the date of this prospectus.

We will pay the costs of liquidation and dissolution from our remaining assets outside of the trust fund. We estimate that our total costs and expenses for implementing and completing our stockholder-approved plan of dissolution and distribution will be in the range of $50,000 to $75,000. This amount includes all costs and expenses relating to filing of a plan and certificate of dissolution with the State of Delaware, the distribution of the trust fund, the winding up of our company and the costs of a proxy statement and meeting relating to the approval by our Class B stockholders and common stockholders of our plan of dissolution. We believe that there should be sufficient funds available out of the trust fund to cover these expenses, although we cannot assure you that there will be sufficient funds for such purpose. If such funds are insufficient, our chief executive officer, president and chief financial officer have agreed, pursuant to letter agreements with the representative of the underwriters, to pay any expenses necessary to complete such liquidation and to indemnify us from any third party claims against us that would reduce the amount of funds held in trust.

In the event we seek stockholder approval for a plan of dissolution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our amended and restated certificate of incorporation, our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving, distributing the trust fund to our Class B common stockholders, liquidating and winding up our affairs. The proceeds held in our trust fund may not be distributed except upon receipt of stockholder approval and, unless and until such approval is obtained from our stockholders, the proceeds held in our trust fund will not be released. Consequently, holders of a majority of our outstanding stock must approve our dissolution in order for the Class B common stockholders to receive the proceeds held in the trust fund and such proceeds will not be available for any other corporate purpose. These procedures, or a vote to reject any plan of dissolution by our stockholders, may result in substantial delays or prohibit distribution of the trust fund to our Class B stockholders and our liquidation to our common stockholders of any remaining net assets.

Risks

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. Additionally, our initial securityholders’ aggregate initial equity investment is below that which is required under the guidelines of the North American Securities Administrators’ Association, Inc. Additionally, we do not satisfy that Association’s policy on unsound financial condition. You should also note that our financial statements contain a statement indicating that our ability to continue as a going concern is dependent on us raising funds in this offering. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 9 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	July 31, 2006
	Actual	As Adjusted

Balance Sheet Data:
Working capital	$777,029	$191,532,771
Total assets	$1,303,168	$191,532,771
Total liabilities	$135,397	$—
Value of Class B common stock which may be converted to cash (initial price of $5.05 per share)	$—	$37,654,164
Total stockholders’ equity	$1,167,771	$153,878,607

The “as adjusted” information gives effect to the sale of the units we are offering including the application of the related gross proceeds and the estimated remaining costs from such sale, and other accrued expenses.

The “actual” working capital excludes $390,742 of costs related to this offering that have been paid or accrued through July 31, 2006. These deferred offering costs have been recorded as a non-current asset and will be charged to total stockholders’ equity upon consummation of this offering.

The working capital and total assets amounts in the “as adjusted” information include the $188,365,000 to be held in the trust fund, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, the proceeds held in the trust fund, including any accrued interest, will be distributed solely to our Class B stockholders.

We will not proceed with a business combination if the holders of a majority of the Class B common shares cast at the meeting to approve the business combination fail to vote in favor of such business combination or if stockholders owning 20% or more of the outstanding shares of Class B common stock both vote against the business combination and exercise their conversion rights. Accordingly, if we have the requisite majority vote, we may effect a business combination even if stockholders which own up to approximately 19.99% of the outstanding shares of Class B common stock vote against the business combination and exercise their conversion rights. In such event, we will be required, promptly following the completion of a business combination, to convert to cash up to approximately 19.99% of the 37,300,000 shares of Class B common stock sold in this offering, or up to 7,456,270 shares of Class B common stock, at an initial per-share conversion price of $5.05 (for a total of approximately $37,654,164), without taking into account interest earned on the trust fund. The actual per-share conversion price will be equal to:

•

the amount in the trust account, including all accrued interest, as of two business days prior to the proposed consummation of the business combination,

•

divided by the number of shares of Class B common stock sold in this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units.

Risks associated with our business

We are a development stage company with no operating history and very limited resources and our financial statements contain a statement indicating that our ability to continue as a going concern is dependent on us raising funds in this offering.

We are a recently incorporated development stage company with no operating results to date. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We have no present revenue and will not generate any revenue until, at the earliest, after the consummation of a business combination. As of July 31, 2006, our cash and working capital were insufficient to complete our planned activities for the upcoming year. The report of our independent registered public accounting firm on our financial statements includes an explanatory paragraph stating that our ability to continue as a going concern is dependent on the consummation of this offering. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Under no circumstances, including if we are unable to complete a business combination, will holders of our Series A units be able to convert their securities and participate in the distribution of the trust fund.

The trust fund will be reserved for holders of our Class B common stock acquired as part of the Series B units sold in this offering. Consequently, under no circumstances, including if we are unable to complete a business combination before the 24 month anniversary of the consummation of this offering, will the holders of common stock that will be sold as part of the Series A units be entitled to participate in the distribution of the trust fund. Furthermore, there will be no distribution from the trust fund with respect to our outstanding Class W warrants and Class Z warrants.

Holders of the shares of common stock sold as part of the Series A units will not be entitled to vote those shares on a proposed business combination.

Holders of the shares of common stock sold as part of the Series A units will not be entitled to vote those shares on a proposed business combination with a target business. Only the holders of Class B common stock will have an opportunity to approve a business combination. Consequently, holders of common stock and warrants will be entirely dependent upon the judgment of the holders of Class B common stock in determining whether or not a proposed business combination is approved.

Purchasers of Series A units are likely to lose all or substantially all of their investment if we do not complete a business combination.

If we are unable to complete a business combination, we will be dissolved, the trust fund will be distributed to the Class B stockholders and our remaining net assets will be distributed to the holders of our common stock. It is likely, however, that our remaining net assets will be minimal following the expenditures incurred in connection with the attempt to complete a business combination and, accordingly, the holders of our common stock are likely to lose all or substantially all of their investment. Purchasers of Series A units will bear all the expenses of this offering, including the underwriting discounts and commissions relating to the sale of both our Series A units and our Series B units. In addition, none of our operating expenses will be funded by purchasers of our Series B units. Prior to a business combination, such expenses will be funded from our cash as of the date of this prospectus and the proceeds from the sale of our Series A units in this offering, none of which funds will be held in trust. This means that if such non-trust related funds prove inadequate to fund our expenses pending our completion of a business combination, either because our estimates or assumptions prove to be inaccurate or due to unforeseen circumstances, it is likely that we would be unable to consummate a business combination. For example, if we were to determine it to be in our best interests to use a portion of our non-trust related funds to make a down payment or fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular prospective business combination and we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we would, if such payment was large enough and we had already used up the funds allocated to due diligence and related expenses in connection with the aborted transaction, likely not have sufficient remaining funds to continue searching for, or conduct due diligence with respect to, other potential target businesses. In such case, without additional financing, we would most likely not be able to consummate a business combination and, in such event, the holders of our Series A units would likely lose their entire investment.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the SEC upon consummation of this offering including audited financial statements demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to Rule 419, our Series A units and Series B units will be immediately tradable and we will have a longer period of time to complete a business combination in certain circumstances than we would if we were subject to such rules.

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to complete a business combination.

Based upon publicly available information, we have identified 72 blank check companies which have gone public in the United States since August 2003, of which 13 have completed a business combination. The remaining 59 blank check companies have more than $4.4 billion in trust and are seeking to complete business combinations. Of these companies, only 26 companies have announced that they have entered into either a definitive agreement or a letter of intent for a business combination but not yet consummated them. Furthermore, there are a number of additional offerings for blank check companies that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. While some of the blank check companies must complete their respective business combinations in specific industries, a number of them may consummate their business combinations in any industry they choose. Therefore, we may be subject to competition from these and other companies seeking to consummate a business combination. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time period.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share distribution received by Class B stockholders could be less than $5.05 per share.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors, prospective target businesses or other entities we engage, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust fund for the benefit of the holders of our Class B common stock, there is no guarantee that they will execute such agreements or that even if they execute such agreements that they would be prevented from bringing claims against the trust fund. Nor is there any guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust fund for any reason. If we are unable to complete a business combination and are forced to distribute the proceeds held in trust to the holders of our Class B common stock, Messrs. Gary D. Engle, Milton J. Walters and James A. Coyne have agreed that they will be personally liable to ensure that the proceeds in the trust fund are not reduced by the claims, if any, of target businesses or of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us and that have not executed an agreement waiving any right, title, interest or claim of any kind in or to any monies held in the trust. We have questioned these individuals and reviewed their financial information and believe that each of these individuals has a substantial net worth. As a result, and because of the significant limitations on their indemnification obligations described above, we believe that these individuals will be able to satisfy their indemnification obligations. However, we cannot assure you that this will be the case. Accordingly, the proceeds held in trust could be subject to claims which could take priority over the claims of the holders of our Class B common stock. We cannot assure you that the per-share distribution from the trust fund will not be less than $5.05 due to claims of creditors.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust fund could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust fund, we cannot assure you we will be able to return to our Class B stockholders at least $5.05 per share.

Our common stockholders and our Class B stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Pursuant to our amended and restated certificate of incorporation, upon the expiration of 24 months from the date of the completion of this offering, our purpose and powers will be limited to dissolving, distributing the proceeds in the trust fund, liquidating and winding up our affairs. If a proxy statement seeking the approval of our Class B stockholders for a business combination has not been filed prior to 22 months from the date of this offering, our board will, prior to such date, convene, adopt and recommend to our Class B stockholders and common stockholders, voting as a class, a plan of dissolution and distribution, and on such date file a proxy statement with the SEC seeking stockholder approval for such plan. Alternatively, if a proxy statement seeking the approval of the Class B stockholders for a business combination has been filed prior to 22 months from the date of completion of this offering, but such business combination has not been completed, then our board will promptly, but in no event more than 30 days following the end of the 24th month, convene, adopt and recommend to our Class B stockholders and common stockholders, a plan of dissolution and distribution. On such date we will file a proxy statement with the SEC seeking Class B stockholder and common stockholder approval, voting as a class, for such plan. Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to distribute the proceeds of the trust fund to our Class B stockholders and make liquidating distributions to our common stockholders as soon as reasonably possible after dissolution and, therefore, we do not intend to comply with those procedures. Because we will not be complying with those procedures, we are required, pursuant to Section 281 of the Delaware General Corporation Law, to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time prior to distributing the funds held in the trust to stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our common stockholders and Class B stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our common stockholders and Class B stockholders may extend well beyond the third anniversary of such date. Accordingly, we cannot assure you that third parties will not seek to recover from our common stockholders and Class B stockholders amounts owed to them by us.

We will dissolve and liquidate if we do not consummate a business combination.

Pursuant to, among other documents, our amended and restated certificate of incorporation, if we do not complete a business combination within 24 months after the consummation of this offering, our purpose and powers will be limited to dissolving, distributing the trust fund to our Class B common stockholders, liquidating and winding up our affairs. If a proxy statement seeking the approval of our Class B stockholders for a business combination has not been filed prior to 22 months from the date of the completion of this offering, our board will, prior to such date, convene, adopt and recommend to our Class B stockholders and common stockholders a plan of dissolution and distribution, and on such date file a proxy statement with the SEC seeking Class B stockholder and common stockholder approval, voting as a class, for such plan. We view these obligations to adopt a plan of dissolution and liquidation and file a proxy statement to submit such plan to the Class B stockholders and holders of common stock to approve such dissolution, and to dissolve and liquidate, as obligations to our stockholders and neither we nor our board of directors will take any action to amend or waive any provision of our certificate of incorporation to allow us to survive for a longer period of time if it does not appear we will be able to consummate a business combination within 24 months after the consummation of this offering. Upon dissolution, we will distribute the proceeds of the trust fund, including interest thereon, to our Class B stockholders in proportion to their respective equity interests, at which point all outstanding shares of Class B common stock will be cancelled. Our remaining assets, if any, will then be distributed to our common stockholders in proportion to their respective equity interests. Our directors and officers have agreed to vote in favor of any plan of dissolution which we will present to our stockholders for vote. We will pay the costs of our dissolution and liquidation, which we currently estimate to be approximately $50,000 to $75,000, from our remaining assets outside of the trust fund. In addition, our president, chief executive officer and chief financial officer have agreed that they will be personally liable to ensure that the proceeds in the trust fund are not reduced by the claims, if any, of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, or by any target business, and that have not executed an agreement waiving any right, title, interest or claim of any kind in or to any monies held in the trust, and they have also agreed to pay any additional expenses necessary to complete such liquidation and to indemnify us from any third party claims that would reduce the amount of the trust.

If we are unable to consummate a transaction within 24 months following the consummation of this offering our purpose and powers will be limited to dissolving, distributing the trust fund to our Class B stockholders, liquidating and winding up our affairs.

If we do not consummate a business combination and dissolve, payments from the trust fund to our Class B stockholders may be delayed.

If a proxy statement seeking the approval of our Class B stockholders for a business combination has not been filed prior to 22 months from the date of the completion of this offering, our board will, prior to such date, convene, adopt and recommend to our stockholders a plan of dissolution and distribution and on such date file a proxy statement with the SEC seeking Class B stockholder and common stockholder approval, voting as a class, for such plan. We currently believe that any plan of dissolution and liquidation would proceed in approximately the following manner:

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If there has been no proxy statement for a business combination on the 22-month anniversary of the completion of this offering, our board will, prior to such date, convene, adopt and recommend to our Class B stockholders and common stockholders, voting as a class, a plan of dissolution and distribution, and on such date file a preliminary proxy statement with the SEC seeking such stockholders’ approval for such plan. Alternatively, if a proxy statement seeking the approval of the Class B stockholders for a business combination has been filed prior to 22 months from the date of completion of this offering, but such business combination has not been completed, then our board will promptly, but in no event more than 30 days following the end of the 24th month, convene, adopt and recommend to our Class B stockholders and common stockholders, a plan of dissolution and distribution.

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We would then accordingly file our preliminary proxy statement with the SEC.

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If the SEC does not review the preliminary proxy statement, then, 10 days following the filing of such preliminary proxy statement, we will mail the definitive proxy statement to our Class B stockholders and common stockholders, and 30 days following the mailing of such definitive proxy statement we will convene a meeting of our Class B stockholders and common stockholders, at which they will, voting as a class, either approve or reject our plan of dissolution and liquidation.

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If the SEC does review the preliminary proxy statement, we currently estimate that we will receive its comments 30 days after the filing of such preliminary proxy statement. We will mail the definitive proxy statement to our Class B stockholders and common stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty, and which may be substantial) and we will convene a meeting of our Class B stockholders and common stockholders at which they will, voting as a class, either approve or reject our plan of dissolution and liquidation.

In the event we seek Class B stockholder and common stockholder approval, voting as a class, for a plan of dissolution and do not obtain such approval, we will nonetheless continue to pursue such stockholder approval for our dissolution. Pursuant to the terms of our certificate of incorporation, our powers and purpose following the expiration of the prescribed time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. The funds held in the trust fund may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released. Consequently, holders of a majority of our outstanding common stock and Class B common stock, voting together as a class, must approve our dissolution in order for us to distribute the proceeds of the trust fund to our Class B stockholders, and to distribute our remaining net assets to our common stockholders.

These procedures, or a vote to reject any plan of dissolution by our stockholders, may result in substantial delays or prohibit our liquidation and the distribution to our Class B stockholders of the proceeds of the trust fund.

In the event we obtain Class B stockholder and common stockholder approval for a plan of dissolution, after the proceeds of the trust fund have been distributed to our Class B stockholders, we will distribute any remaining net assets to our holders of common stock. It is likely, however, that our remaining net assets will be minimal following the expenditures incurred in connection with the attempt to complete a business combination and, accordingly, such holders are likely to lose all or substantially all of their investment. Accordingly, the holders of our common stock will receive distributions on liquidation only in the event that the amount of proceeds not held in trust exceeds the expenses we incur.

Since we have not yet identified a target business, and our search and selection of a target business with which to complete a business combination will not be limited to any particular industry, we cannot currently ascertain the merits or risks of the business which we may ultimately acquire or the industry in which we may ultimately operate.

We may consummate a business combination with a company in any industry we choose and are not limited to any particular industry or type of business. Moreover, as of the date of this prospectus, we have no specific business combination under consideration and neither we nor any of our agents, representatives or affiliates have conducted any research or taken any measures, directly or indirectly, to locate, or contacted, or been contacted by, any target businesses or their representatives with respect to such a transaction. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. If we complete a business combination with an entity with a poorly focused business plan or unresolved liabilities, we are subject to the risks that we will not be able to successfully implement a more beneficial business plan or improve the target business’ operating results following the business combination or favorably resolve any unresolved liabilities. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our Series A units and Series B units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

We may issue shares of our capital stock or debt securities to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our certificate of incorporation, as amended, authorizes the issuance of up to 200,000,000 shares of common stock, par value $.0001 per share, 45,000,000 shares of Class B common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering (assuming no exercise of the representative’s over-allotment option), there will be 79,684,900 and 5,835,000 authorized but unissued shares of our common stock and Class B common stock, respectively, available for issuance (after appropriate reservation for the issuance of shares upon conversion of the Class B common stock and upon full exercise of our outstanding Class W warrants and Class Z warrants and the purchase option granted to HCFP/Brenner Securities, the representative of the underwriters) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue our securities, we will, in all likelihood, issue a substantial number of additional shares of our common stock or preferred stock, or a combination of common and preferred stock, to the shareholders of a potential target or in connection with a related simultaneous financing to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

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may significantly reduce the equity interest of investors in this offering;

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may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stockholders;

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will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carryforwards, if any, and most likely also result in the resignation or removal of some or all of our present officers and directors; and

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may adversely affect prevailing market prices for our common stock.

We may issue debt securities or incur indebtedness to complete a business combination, which could subject us to risks relating to leverage.

If we issue debt securities or borrow money in connection with a business combination, it could result in:

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default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

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acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

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our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

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our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

Our ability to successfully effect a business combination and to be successful afterwards will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination and whom we would have only a limited ability to evaluate.

Our ability to successfully effect a business combination will be totally dependent upon the efforts of our key personnel. Because there are many factors which can influence the decision of each member of management whether to remain with us following a business combination, some of which may be personal to each individual and therefore cannot be anticipated by us, the future role of our key personnel in the target business cannot presently be ascertained. Although we expect Messrs. Engle, Walters and Coyne to remain with us in senior management or advisory positions following a business combination, we may employ other personnel following the business combination. Moreover, management will only be able to remain with the company after the consummation of a business combination if members of management are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of such individuals may cause them to have a conflict of interest in determining whether a potential business combination is appropriate for us and influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. While we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues.

Because our officers and directors will allocate their time to other businesses, it could interfere with our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full time employees prior to the consummation of a business combination. All of our officers and directors are engaged in several other business endeavors and are not obligated to contribute any specific number of hours to our affairs. If their other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could interfere with our ability to consummate a business combination.

Our officers and directors may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in determining which entity a particular business opportunity should be presented to.

While our officers and directors do not currently have any obligations to present potential business combination opportunities to any other “blank check” company, such individuals are affiliated with other businesses and as a result may have similar legal obligations for presenting business opportunities to such entities as well as to our company. Additionally, our officers and directors may in the future become affiliated with entities, including other “blank check” companies, engaged in business activities similar to those intended to be conducted by us. Our officers and/or directors may become aware of business opportunities which may be appropriate for presentation to us as well as the other entities to which they have fiduciary obligations. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor.

All of our officers and directors own securities of ours which will not participate in the distribution of the trust fund or distributions upon our liquidation. This may cause them to have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

The common stock, Class W warrants and Class Z warrants owned by our officers and directors will become worthless if we do not consummate a business combination. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business and completing a business combination. Consequently, our officers’ and directors’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest. Additionally, such individuals may purchase units in the offering and in the open market. If they purchase Series B units in this offering or in the open market or Class B common stock in the open market (including for the purpose of influencing the outcome of the Class B stockholder vote in connection with a potential business combination), they would be entitled to vote as they choose on a proposal to approve a business combination and exercise conversion rights in connection therewith. These individuals may not have the same interests as other Class B common stockholders.

If our common stock or Class B common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If at any time we have net tangible assets of $5,000,000 or less and our common stock or Class B common stock has a market price per share of less than $5.00, transactions in our securities may be subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

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make a special written suitability determination for the purchaser;

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receive the purchaser’s written agreement to the transaction prior to sale;

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provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

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obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our common stock and Class B common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

Initially, we will only be able to complete one business combination, which will cause us to be solely dependent on a single business and a limited number of products or services.

The net proceeds from this offering will provide us with only approximately $190,365,000 which we may use to complete a business combination. Our initial business combination must be with a target business, or of a controlling interest therein, with a fair market value of at least 80% of our net assets at the time of such acquisition. Consequently, initially we will have the ability to complete only a single business combination, although this may entail the simultaneous acquisitions of several closely related operating businesses. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

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solely dependent upon the performance of a single business; or

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dependent upon the development or market acceptance of a single or limited number of products, processes or services.

Alternatively, if our business combination entails the simultaneous acquisitions of several operating businesses and with different sellers, each seller will need to agree that the purchase of its business is contingent upon simultaneous closings of the other acquisitions which may make it more difficult for us, and delay our ability, to complete the business combination. If we were to consummate a business combination with several operating businesses, we could also face additional risks, including burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies into a single operating business. If we are unable to adequately address these risks, we may not be able to achieve the optimal result of the merger, including improving productivity, efficiencies, profitability and operating results.

Because of our limited resources and structure, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from other entities with business objectives similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Further, the obligation we have to seek Class B stockholder approval of a business combination may delay the consummation of a transaction, and our obligation to convert into cash the shares of Class B common stock in certain instances may reduce the resources available for a business combination. Additionally, our outstanding Class W warrants and Class Z warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. The fact that only 13 of the 72 blank check companies that have gone public in the United States since August 2003 have completed a business combination and 26 of such companies have entered into either a definitive agreement or a letter of intent for a business combination may indicate that many privately held target businesses are not inclined to enter into a business combination with a blank check company. If we are unable to consummate a business combination with a target business within the prescribed time period, we will be forced to liquidate and, in such case, the holders of our Series A units will lose their entire investment.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, in as much as we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds in search of a target business, or because we become obligated to convert into cash a significant number of shares of Class B common stock from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could prevent or severely limit the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

The loss of the services of any of our executive officers would make it more difficult to find a suitable company for a business combination which makes it more likely that we will be required to distribute the proceeds of our trust fund to our Class B stockholders.

Our ability to successfully effect a business combination will be largely dependent upon the efforts of our executive officers. We have not entered into an employment agreement with any of our executive officers, nor have we obtained any “key man” life insurance on any of their lives. The loss of any or all of their services could have a material adverse effect on our ability to successfully achieve our business objectives, including seeking a suitable target business to effect a business combination.

Our outstanding warrants and option may have an adverse effect on the market price of our common stock and warrants and make it more difficult to effect a business combination.

In connection with this offering, as part of the Series A units and Series B units, we will be issuing warrants to purchase 52,050,000 shares of common stock. We have also issued to our initial securityholders, including our officers and directors, and/or certain of their affiliates, warrants to purchase 23,400,000 shares of common stock at an exercise price of $5.00 per share. We will also issue an option to purchase 73,750 Series A units and/or 932,500 Series B units to the representative of the underwriters which, if exercised, will result in the issuance of an additional 2,012,500 shares of common stock and warrants to purchase 2,602,500 shares of common stock. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants and option could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants and option may make it more difficult to effectuate a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the securities underlying the warrants and option could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants and option are exercised, you may experience dilution to your holdings.

If our existing securityholders exercise their registration rights, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

Our existing securityholders are entitled to demand that we register the resale of their 100 shares of our common stock and their 11,700,000 Class W warrants and 11,700,000 Class Z warrants as well as the 23,400,000 shares of common stock underlying their Class W warrants and Class Z warrants at any time after we consummate a business combination. Thus, if our existing securityholders exercise their registration rights with respect to these securities, there could be up to an additional 100 shares of common stock and 23,400,000 warrants (or an additional 23,400,000 shares of common stock issuable upon exercise of such warrants) eligible for trading in the public market. The presence of this additional number of shares of common stock and warrants eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

An effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise his, her or its warrants and causing such warrants to be practically worthless.

No warrant held by public stockholders or issuable upon exercise of the representative’s purchase option will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the common stock issuable upon exercise of the warrant is current. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants, we will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current, the warrants held by public stockholders or issuable upon exercise of the representative’s purchase option may have no value, the market for such warrants may be limited, such warrants may expire worthless and a purchaser of units will have paid the full purchase price of the unit solely for the shares included in the unit. In no event will we be required to net cash settle the exercise of the warrants. Even if the prospectus relating to the common stock issuable upon exercise of the warrants is not current, the warrants issued to our initial securityholders may be exercisable for unregistered shares of common stock.

Any investor will only be able to exercise a warrant if the issuance of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless the common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Because the exemptions from qualification in certain states for resales of warrants and for issuances of common stock by the issuer upon exercise of a warrant may be different, a warrant may be held by a holder in a state where an exemption is not available for issuance of common stock upon an exercise and the holder will be precluded from exercise of the warrant. The warrants may be deprived of any value, the market for the warrants may be limited and the holders of warrants may not be able to exercise their warrants if the common stock issuable upon such exercise is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

Investors in this offering may engage in resale transactions only in those states that we have registered this offering and certain other jurisdictions where an applicable exemption from registration exists.

We have applied to register our securities, or have obtained or will seek to obtain an exemption from registration, in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, New York and Rhode Island. Our Series A units will not be eligible for sale in this offering in Florida. If you are not an “institutional investor,” you must be a resident of these jurisdictions to purchase our securities in the offering. Institutional investors in every state, except Idaho, may purchase units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of the various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. Under the National Securities Markets Improvement Act of 1996, the resale of the units and, once they become separately transferable, the common stock and warrants comprising the units, are exempt from state registration requirements. However, each state retains jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their state.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

A company that, among other things, is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading or holding certain types of securities would be deemed an investment company under the Investment Company Act of 1940. Since we will invest the proceeds held in the trust fund, it is possible that we could be deemed an investment company. Notwithstanding the foregoing, we do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may be invested by the trustee only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940.

If, however, we are deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it difficult for us to complete a business combination, including:

•

restrictions on the nature of our investments; and

•

restrictions on our issuance of securities.

In addition, we may have imposed upon us burdensome requirements, including:

•

registration as an investment company;

•

adoption of a specific form of corporate structure; and

•

reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

Compliance with these additional regulatory burdens would require additional expenses that we have not allotted for. Furthermore, in the event that the Class B stockholders and common stockholders, voting as a class, do not approve a plan of dissolution and liquidation and the funds remain in the trust fund for an indeterminable amount of time, we may be considered to be an investment company and thus required to comply with such act.

Our directors may not be considered “independent” under the policies of the North American Securities Administrators Association, Inc.

Following this offering, none of our officers or directors or affiliates will beneficially own more than 0.01% of our outstanding shares of common stock (assuming they do not purchase units in this offering). Additionally, no salary or other compensation will be paid to our officers or directors for services rendered by them on our behalf prior to or in connection with a business combination. Accordingly, we believe each non-employee director is “independent” as that term is commonly used. However, under the policies of the North American Securities Administrators Association, Inc., an international organization devoted to investor protection, because each of our directors own securities of ours, including 11,700,000 Class W warrants and 11,700,000 Class Z warrants, and may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, state securities administrators could take the position that such individuals are not “independent.” If this were the case, they would take the position that we would not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred by them or our other initial securityholders that they may be affiliated with and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be “independent,” we cannot assure you that this will actually be the case. If actions are taken, or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations and a material adverse effect on the price of the stock held by our public stockholders.

Because our initial stockholders’ initial equity investment was only $1,170,001, our offering may be disallowed by state administrators that follow the North American Securities Administrators Association, Inc. Statement of Policy on development stage companies.

Pursuant to the Statement of Policy Regarding Promoter’s Equity Investment promulgated by The North American Securities Administrators Association, Inc., any state administrator may disallow an offering of a development stage company if the initial equity investment by a company’s promoters does not equal a certain percentage of the aggregate public offering price. Our promoters’ initial investment of $1,170,001 is less than the required $5,121,938 minimum amount pursuant to this policy. Accordingly, a state administrator would have the discretion to disallow our offering if it wanted to. We cannot assure you that our offering would not be disallowed pursuant to this policy. Additionally, if we are unable to complete a business combination, our promoters’ loss will be limited to their initial investment. Conversely, if we are able to complete a business combination, the shares of common stock and Class W warrants and Class Z warrants acquired prior to this offering will be worth significantly more than $1,170,001.

The determination of the offering prices of our Series A units and Series B units is more arbitrary compared with the pricing of securities for an operating company in a particular industry

Prior to this offering there has been no public market for any of our securities. The public offering prices of the Series A units and Series B units and the terms of the Class W warrants and Class Z warrants were negotiated between us and the representatives. Factors considered in determining the prices and terms of our securities include:

•

the history and prospects of companies whose principal business is the acquisition of other companies;

•

prior offerings of those companies;

•

our prospects for acquiring an operating business at attractive values;

•

our capital structure;

•

an assessment of our management and their experience in identifying operating companies;

•

general conditions of the securities markets at the time of the offering; and

•

other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to.

Because of our current financial condition, our offering may be disallowed by state administrators following the North American Securities Administrators Associations, Inc.’s Statement of Policy Regarding Unsound Financial Condition.

Pursuant to the North American Securities Administrators Associations, Inc.’s Statement of Policy Regarding Unsound Financial Condition, any state administrator may disallow an offering if the financial statements of the company contain a footnote or the independent auditor’s report contains an explanatory paragraph regarding the company’s ability to continue as a going concern and the issuer has, among other things, an accumulated deficit and no revenues from operations. The report of BDO Seidman LLP, our independent registered accounting firm, contains a going concern explanatory paragraph and we have no revenues from our operations and an accumulated deficit. Accordingly, a state administrator would have the discretion to disallow our offering. We cannot assure you that our offering would not be disallowed pursuant to this policy. If the offering were disallowed it would further restrict your ability to engage in resale transactions with respect to our securities.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be as set forth in the following table:

	Without Over Allotment Option	Over-Allotment Option Exercised

Gross proceeds	$200,902,500	$231,037,875
Offering expenses(1)
Underwriting discount (5% of gross proceeds)	10,045,125	11,551,894
Legal fees and expenses (including blue sky services and expenses)	250,000	250,000
Miscellaneous expenses	20,700	20,700
Printing and engraving expenses	60,000	60,000
Accounting fees and expenses	45,000	45,000
SEC registration fee	60,050	60,050
NASD registration fee	56,625	56,625
Total offering expenses (including underwriting discount)	10,537,500	12,044,269
Net proceeds
Held in trust	188,365,000	216,619,750
Not held in trust	2,000,000	2,373,856
Total net proceeds	$190,365,000	$218,993,606

Use of net proceeds not held in trust
Legal, accounting and other third-party expenses attendant to the due diligence investigations, structuring and negotiation of a business combination(2)	$500,000	25.0%	$500,000	21.1%
Due diligence of prospective target businesses	300,000	15.0%	300,000	12.6%
Payment of administrative fee to PLM International Inc. ($7,500 per month for 24 months)	180,000	9.0%	180,000	7.6%
Legal and accounting fees relating to SEC reporting obligations	100,000	5.0%	100,000	4.2%
Working capital to cover miscellaneous expenses, D&O insurance and general corporate purposes	920,000	46.0%	1,293,856	54.5%
Total	$2,000,000	100.0%	$2,373,856	100.0%

——————

(1)

As of the date of this prospectus, approximately $260,500 of the offering expenses, including the SEC registration fee, the NASD filing fee and a portion of the legal fees, have been paid from the initial investment we received from our initial securityholders.

(2)

The $500,000 allocated to legal, accounting and other third-party expenses relating to structuring and negotiating a business combination are amounts we expect to pay to attorneys, accountants and other third parties we retain throughout the process of structuring and negotiating a business combination, including legal and financial diligence, merger negotiations and regulatory filings and approvals.

$188,365,000, or $216,619,750 if the representative’s over-allotment option is exercised in full, of the net proceeds will be placed in a trust account at Smith Barney, a division of Citigroup Global Markets, Inc., maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. The proceeds will not be released from the trust fund until the earlier of the completion of a business combination or the distribution of the proceeds to our Class B stockholders. The proceeds held in the trust fund may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination.

The payment to PLM International Inc., an affiliate of Mr. Gary D. Engle, our Chairman of the Board and Chief Executive Officer, and James A. Coyne, our Chief Financial Officer and a Director, of a monthly fee of $7,500 is for general and administrative services including office space, utilities and administrative support. This arrangement is for our benefit and is not intended to provide Messrs. Engle and Coyne with compensation in lieu of a salary. We believe, based on rents and fees for similar services in the midtown New York City area, that the fee charged by PLM International Inc. is at least as favorable as we could have obtained from an unaffiliated person.

We intend to use approximately $150,000 of the working capital allocation to pay the fees of an investment banking firm which we may engage to deliver a fairness opinion and for director and officer liability insurance premiums, and hold the balance of $770,000, or $1,143,856 if the representative’s over-allotment option is exercised in full, in reserve in case due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our officers and/or directors in connection with activities on our behalf as described below and to pay other miscellaneous expenses, including the fees of a financial relations firm that we may engage at the time we execute a definitive agreement relating to a business combination. In addition, although we have no present intention to do so, we could in the future find it necessary or desirable to use a portion of these funds allocated to working capital to make a down payment or fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular business combination. If so, any such amount would be based on the terms of the specific business combination and the amount of our available funds at the time. If we use a portion of our funds for such a purpose and the related business combination does not occur and we are required to forfeit such funds (whether as a result of our breach of the agreement relating to the original payment or otherwise), we could, if such payment was large enough and we had already used up the funds allocated to due diligence and related expenses in connection with the aborted transaction, be left with insufficient funds to continue searching for, or conduct due diligence with respect to, other potential target businesses.

The allocation of net proceeds not held in trust represents management’s best estimate of its intended uses of these funds. In the event that its assumptions prove to be inaccurate, we may reallocate some of such proceeds within the above described categories. We will likely use substantially all of the net proceeds of this offering, including the funds held in the trust account, together with our existing cash, to acquire a target business.

To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust fund that are not used for such purpose, as well as any other net proceeds not expended will be used to finance the operations of the target business and to pay our expenses relating thereto, including the up to $3,500,000 fee payable to HCFP/Brenner Securities, the representative of the underwriters, upon the consummation of a business combination for acting as our investment banker on a non-exclusive basis to assist us in structuring a business combination and negotiating its terms (but not for purposes of locating potential target candidates for our business combination). The funds used to pay the representative will not be available to us to use in connection with or following the business combination.

The net proceeds of this offering not held in the trust fund and not immediately required for the purposes set forth above will be held as cash or cash equivalents or be invested only in United States “government securities,” defined as any Treasury Bill within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act. The interest income derived from investment of these net proceeds during this period will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.

We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time.

Commencing on the effective date of this prospectus through the consummation of the acquisition of the target business, we will pay PLM International Inc. the fee described above. Other than this $7,500 per month administrative fee, no compensation of any kind (including finder’s and consulting fees) will be paid to any of our initial securityholders, including our officers or directors, or any of their affiliates, prior to, or for any services they render in order to effectuate, the consummation of the business combination. However, they will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

A Class B stockholder will be entitled to receive funds from the trust fund (including interest earned on his, her or its portion of the trust fund) only in the event there is no business combination or if that Class B stockholder were to seek to convert such shares into cash in connection with a business combination which the Class B stockholder voted against and which we actually consummate. In no other circumstances will a Class B stockholder have any right or interest of any kind to or in the trust fund. Under no circumstances will holders of common stock have any right or interest of any kind to or in the trust fund.

DILUTION

Throughout this “Dilution” section, the use of the term “our common stock” means and includes both our common stock and our Class B common stock unless the context requires otherwise.

The difference between the public offering price per share of our common stock, assuming no value is attributed to the Class W warrants and Class Z warrants included in the Series A units and Series B units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of Class B common stock which may be converted into cash), by the number of outstanding shares of our common stock.

At July 31, 2006, our net tangible book value was $777,029 or $7,770.29 per share of common stock. After giving effect to the sale of 2,950,000 shares of common stock and 37,300,000 shares of Class B common stock included in the Series A units and Series B units, respectively, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value at July 31, 2006 would have been $153,878,607 or approximately $4.69 per share, representing an immediate decrease in net tangible book value of $7,765.60 per share to the existing stockholders and an immediate increase of $0.44 per share or 17.25% to purchasers of Series A units (attributing the entire purchase price of the Series A units to the common stock) and an immediate dilution of $0.36 per share or 6.2% to purchasers of Series B units (attributing the entire purchase price of the Series B units to the Class B common stock), assuming holders of 19.99% of the Class B common stock both vote against the business combination and exercise their conversion rights, as described below. For purposes of presentation, our pro forma net tangible book value after this offering has been reduced by approximately $37,654,164, and the number of shares outstanding has been reduced by approximately 7,456,270 because, if we effect a business combination, the conversion rights to the Class B stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of shares of Class B common stock sold in this offering at a per-share conversion price equal to the amount in the trust fund as of two business days prior to the consummation of the proposed business combination, inclusive of any interest, divided by the number of shares of Class B common stock sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Weighted average public offering price		$4.99
Net tangible book value before this offering(1)	$7,770.29
Decrease attributable to new investors	$(7,765.60)
Pro forma net tangible book value after this offering		$4.69
Weighted average dilution to new investors		$0.30
Increase in net tangible book value to purchasers of Series A units		$0.44
Dilution to purchasers of Series B units		$0.36

——————

(1)

Represents proceeds received by us from the sale of 100 shares of common stock, 11,700,000 Class W warrants and 11,700,000 Class Z warrants to our initial securityholders, including our officers and directors. To the extent our initial securityholders exercise their warrants, our net tangible book value at that time will be affected. If our net tangible book value per share at the time of any such exercise is above $5.00 per share, the exercise price of the Class W warrants and Class Z warrants, our net tangible book value will decline. If all of the warrants issued to our initial stockholders were exercised, we would receive proceeds of $117,000,000.

The foregoing presentation reflects the most dilutive result to new investors as it does not give effect to the proceeds which we may receive from the exercise of Class W warrants and Class Z warrants, including those issued to our initial securityholders.

The following table sets forth information with respect to our existing stockholders and the new investors:

	All Classes of Common Stock Purchased		Total Consideration		Weighted Average Price Per Share
	Number	Percentage	Amount	Percentage

Existing stockholder	100	0.0%	$1	0.0%	$0.01
New investors	40,250,000	100.0%	$200,902,500	100.0%	$4.99
	40,250,100	100.0%	$200,902,501	100.0%

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$777,029
Net proceeds from this offering	190,365,000
Offering costs excluded from net tangible book value before this offering	390,742
Less: Proceeds held in trust subject to conversion to cash ($188,365,000 x 19.99%)	(37,654,164)
$153,878,607
Denominator:
Shares of common stock outstanding prior to this offering	100
Shares of common stock included in the units offered	40,250,000
Less: Shares subject to conversion (37,300,000 x 19.99%)	(7,456,270)
32,793,830

CAPITALIZATION

The following table sets forth our capitalization at July 31, 2006 on an actual basis and as adjusted to give effect to the sale of our Series A units and Series B units and the application of the estimated net proceeds derived from the sale of our Series A units and Series B units:

	July 31, 2006
	Actual	As Adjusted

Class B common stock, $.0001 par value, no shares, actual, and 7,456,270 shares, as adjusted, subject to possible conversion (conversion value $5.05 per share)	$—	$37,654,164
Stockholders’ equity:
Preferred stock, $.0001 par value, 1,000,000 shares authorized(1); none issued or outstanding	$—	$—
Common stock, $.0001 par value, 200,000,000 shares authorized(1); 100 shares issued and outstanding, actual; 2,950,100 shares issued and outstanding, as adjusted	$1	$295
Class B common stock, $.0001 par value, 45,000,000 shares authorized(1); no shares issued and outstanding, actual; 29,843,730 shares issued and outstanding (excluding 7,456,270 shares subject to possible conversion), as adjusted	$—	$2,984
Additional paid-in capital	$1,170,000	$153,877,558
Accumulated deficit	$(2,230)	$(2,230)
Total stockholders’ equity	$1,167,771	$153,878,607
Total capitalization	$1,167,771	$191,532,771

——————

(1)

Gives effect to an amendment to our Certificate of Incorporation filed prior to the date of this prospectus, increasing our authorized capital stock to 246,000,000 shares, consisting of 200,000,000 shares of common stock, 45,000,000 shares of Class B common stock and 1,000,000 shares of preferred stock.

If we consummate a business combination, the conversion rights afforded to our Class B stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of Class B shares sold in this offering at a per-share conversion price equal to the amount in the trust fund as of two business days prior to the consummation of the proposed consummation of a business combination, inclusive of any interest thereon, divided by the number of Class B shares sold in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on September 9, 2005 to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with a currently unidentified operating business. In October 2005, we sold 100 shares of common stock, 8,150,000 warrants for a total of $407,501. In March 2006, the 8,150,000 warrants were exchanged for 4,075,000 Class W warrants and 4,075,000 Class Z warrants. Also in March 2006, we sold an additional 700,000 Class W warrants and 700,000 Class Z warrants for  total proceeds of $70,000. In May 2006, we sold an additional 6,925,000 Class W warrants and 6,925,000 Class Z warrants for total proceeds of $692,500. We intend to utilize cash derived from these transactions, the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

•

may significantly reduce the equity interest of our stockholders;

•

may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stockholders;

•

will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carryforwards, if any, and most likely will also result in the resignation or removal of some or all of our present officers and directors; and

•

may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

•

default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

•

our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•

our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

We estimate that the net proceeds from the sale of the Series A units and Series B units, after deducting offering expenses of approximately $492,375, and underwriting discounts of approximately $10,045,125 (or $11,551,894 if the representative’s over-allotment option is exercised in full), will be approximately $190,365,000, or $218,993,606 if the representative’s over-allotment option is exercised in full. Of this amount, $188,365,000, or $216,619,750 if the representative’s over-allotment option is exercised in full, will be held in trust and the remaining $2,000,000, or $2,373,856 if the representative’s over-allotment option is exercised in full, will not be held in trust. We will likely use substantially all of the net proceeds of this offering, including the funds held in the trust account, together with our existing cash, to acquire a target business and to pay our expenses relating thereto, including the $3,500,000 fee payable to HCFP/Brenner Securities, the representative of the underwriters, upon the consummation of a business combination for acting as our investment banker on a non-exclusive basis to assist us in structuring a business combination and negotiating its terms (but not for purposes of locating potential target candidates for our business combination). The portion of the funds used to pay the representative will not be available to us to use in connection with or following the business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the remaining proceeds held in the trust fund that are not used for such purpose, as well as any other net proceeds not expended to acquire a target business will be used as working capital to finance the operations of the target business and to pay our expenses relating thereto, including the up to

$3,500,000 fee payable to HCFP/Brenner Securities, the representative of the underwriters, upon the consummation of a business combination for acting as our investment banker on a non-exclusive basis to assist us in structuring a business combination and negotiating its terms (but not for purposes of locating potential target candidates for our business combination). The funds used to pay the representative will not be available to us to use in connection with or following the business combination.

We believe that, upon consummation of this offering, the funds available to us outside of the trust fund will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective target businesses, performing business due diligence on target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, and reviewing corporate documents and material agreements of, prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. We anticipate approximately $500,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, and the structuring and negotiating of a business combination, $300,000 of expenses for the due diligence investigations of prospective target businesses, $180,000 for the administrative fee payable to PLM International Inc. ($7,500 per month for 24 months), $100,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $920,000 (or $1,293,856 if the representative’s over-allotment option is exercised in full) for general working capital that will be used for miscellaneous expenses, taxes and reserves, including approximately $150,000 for director and officer liability insurance premiums and the costs of liquidation and reserves, if any. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through the sale of our securities or through loan arrangements if such funds are required to consummate a business combination that we deem desirable or suitable for us. We have not, however, engaged or retained, had any discussions with, or entered into any agreement with, any third party regarding any potential additional funding for a business combination. If we do determine to seek such additional funds, we would only consummate such a financing simultaneously with the consummation of a business combination.

We are obligated, commencing on the date of this prospectus, to pay to PLM International Inc., an affiliate of Mr. Engle, our Chairman of the Board and Chief Executive Officer, and Mr. Coyne, our Chief Financial Officer and a Director, a monthly fee of $7,500 for general and administrative services.

We have agreed to issue to the representative of the underwriters, for $100, an option to purchase up to a total of 73,750 Series A units and/or up to a total of 932,500 Series B units. We estimate that the value of this option is approximately $3,191,000 using a Black-Scholes option pricing model. The fair value of the option granted to the representative is estimated as of the date of grant using the following assumptions: (1) expected volatility of 46.857% (2) risk-free interest rate of 4.92% and (3) contractual life of 5 years.

PROPOSED BUSINESS

Introduction

We are a Delaware blank check company incorporated on September 9, 2005, to serve as a vehicle for the acquisition of an operating business. Our efforts in identifying a prospective target business will not be limited to a particular industry, although our management intends to focus on businesses having at least a majority of their assets, based on either a historical balance sheet valuation or a fair market valuation, represented by real estate or other physical assets, or which utilize these types of assets to derive at least a majority of its revenue. Examples of these types of businesses include retailers, manufacturers and transportation businesses, as well as other businesses with significant investments in machinery and equipment. Our management believes that there are a variety of situations that would make a target business attractive to us including:

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businesses operating under a poorly focused business plan, such as one not utilizing its assets to their optimal realizable value;

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businesses having a significant amount of growth potential due to current economic factors such as niche businesses servicing geographic markets experiencing high growth or undergoing significant rebuilding; and

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special situation opportunities such as businesses with unresolved liabilities, both in terms of amount and timing, including deferred liabilities, environmental liabilities and litigations arising from product liabilities.

Management believes that potential sources for target businesses are numerous and may include, among others:

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underperforming divisions of public companies;

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businesses owned by private equity firms, insurance companies and other financial institutions with a current motivation to monetize investment; and

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businesses owned by banks as a result of foreclosures or restructurings.

While we believe that there are numerous business opportunities in these areas based on our management’s prior experience, we have not conducted any research into potential targets and, therefore, cannot assure you that we will be able to locate a target business or that we will ultimately be successful in consummating a business combination on favorable terms or at all.

Effecting a business combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, as well as our existing cash, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations we may ultimately undertake. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various federal and state securities laws. In the alternative, a business combination may involve a company which may be financially unstable or in its early stages of development or growth.

We have not identified a target business or target industry

Although we intend to initially focus on businesses having a majority of their assets, based on either a historical balance sheet valuation or a fair market valuation, represented by real estate or other physical assets, or which utilize these types of assets to derive at least a majority of their revenue. We are not required to limit our search to any target business or target industry for a business combination. Our officers, directors, promoters and other affiliates have not engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition or other similar business combination with us, nor have we, nor any of our agents of affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible acquisition transaction with our company. We have also not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate. Additionally, we have not contacted any entity in which any of our officers or directors or their affiliates have or has an investment or with which any of the foregoing have a consulting arrangement or other relationship. While management is not aware of any such opportunities, has not had any preliminary or informal consultation with respect to any such entity and does not currently intend to contact any such business with respect to a potential business combination, we may contact such a business in the future if facts change and we believe such an opportunity is advantageous to us. Moreover, we have not engaged or retained any agent or other representative to identify or locate such an acquisition candidate on our behalf. We have also not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates. As a result, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business on favorable terms.

Subject to the limitations that a target business or the controlling interest therein that we acquire, have a fair market value of at least 80% of our net assets at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. We have not conducted any research with respect to identifying potential acquisition candidates for our company, or with respect to determining the likelihood or probability of whether or not we will be able to locate and complete a business combination. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target businesses

While we have not yet identified any acquisition candidates, we believe that there are numerous acquisition candidates for us to target. Following the consummation of the offering, we expect to generate a list of potential target opportunities from a host of different sources. The candidates comprising the list of potential business combinations will be examined through analysis of available information and general due diligence to identify inefficiencies or high cost structures within such enterprises. We will narrow our search for potential target opportunities through this due diligence process, focusing on what we determine are the most promising businesses that can most readily benefit from efforts to improve operating efficiencies and cost structures. We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including securities broker-dealers, investment bankers, venture capitalists, bankers and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls, meetings or mailings. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus or our other public filings and reports and know the types of businesses we are targeting. Our initial securityholders, including our officers and directors, and their affiliates may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. While we do not presently anticipate engaging the services of professional firms that specialize in business acquisitions on any formal basis (other than HCFP/Brenner Securities in the manner described below), we may engage these firms in the future, in which event we may pay a finder’s fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. In no event, however, will any of our initial securityholders, including our officers and directors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for services they render in order to effectuate, the consummation of a business combination. If we determine to enter into a business combination with a target business that is affiliated with our initial securityholders, officers, directors or their affiliates, we would do so only if we obtained an opinion from an independent investment banking firm indicating that the business combination is fair to our unaffiliated stockholders from a financial point of view.

Selection of a target business and structuring of a business combination

Subject to the requirement that our initial business combination must be with a target business, or of a controlling interest therein, that has a fair market value that is equal to at least 80% of our net assets at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses, though we intend to focus on middle market companies with significant real estate or other physical assets. Moreover, there is no limitation on our ability to raise additional funds through the sale of our securities or through loan transactions that would, if we were successful in raising such funds, enable us to acquire a target company, or controlling interest therein, with a fair market value significantly in excess of 80% of our net assets.

In evaluating a prospective target business, our management will consider, among other factors, the following:

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financial condition and results of operation;

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growth potential;

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experience and skill of management and availability of additional personnel;

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capital requirements;

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competitive position;

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barriers to entry;

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stage of development of the products, processes or services;

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degree of current or potential market acceptance of the products, processes or services;

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proprietary features and degree of intellectual property or other protection of the products, processes or services;

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regulatory environment of the industry; and

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costs associated with effecting the business combination.

The above criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which will be made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intent to engage any such third parties. We will also seek to have all prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust. If any prospective target business refuses to execute such agreement, it is unlikely we would continue negotiations with such target business.

We will endeavor to structure a business combination so as to achieve the most favorable tax treatment to us, the target business and both companies’ stockholders. We cannot assure you, however, that the Internal Revenue Service or appropriate state tax authorities will agree with our tax treatment of the business combination.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

We have engaged HCFP/Brenner Securities, the representative of the underwriters, on a non-exclusive basis, to act as our investment banker to assist us in structuring a business combination and negotiating its terms (but not for purposes of locating potential target candidates for our business combination). We anticipate that these services will include assisting us with valuing and structuring any proposed offer and negotiating a letter of intent and/or definitive agreement with any potential target business. We will pay the representative a cash fee at the closing of our business combination of $3,500,000. We believe that the fee is reasonable in light of the services we expect the representative to provide, the likely size of a business combination and the fact that the representative may provide services in connection with potential business combinations which may not be completed.

Fair market value of target business

The initial target business, or controlling interest therein, that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition, although we may acquire a target business whose fair market value significantly exceeds 80% of our net assets. We may pay an amount in excess of the proceeds of the trust fund to acquire a target business. Therefore, we may seek to raise additional funds through the sale of our securities or through loan arrangements if such funds are required to consummate such a business combination, although we have not engaged or retained, had any discussions with, or entered into any agreements with, any third party regarding any such potential financing transactions. If we were to seek such additional funds, any such arrangement would only be consummated simultaneously with our consummation of a business combination. The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm that is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that the fair market value of the target business meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business has sufficient fair market value.

In the event we acquire a controlling interest in a target business or businesses, the portion of such business that we acquire must have a fair market value equal to at least 80% of our net assets. Such portion will be calculated based on a valuation of 100% of such target business or businesses. The portion of such business or businesses that we will acquire shall be based on the portion of assets, stock or other interest we acquire.

Determination of offering amount

In determining to value the offering at $200,902,500, in consultation with the underwriters, we considered the viable size ranges of a target business for which we could reasonably be expected to complete a successful acquisition following the offering. It was determined that if we were to seek to complete an offering that is significantly less than this offering, we would encounter significant competition from venture capital firms for target businesses. Alternatively, if we were to seek to complete an offering that is significantly larger than this offering, we would have materially greater funds in the trust fund and the size of the business combination we would seek to complete would have to be significantly larger. In such case, we believed that the likelihood that we would be competing with larger leveraged buy-out firms for target businesses would be significant. We believe we would be at a competitive disadvantage with such larger leveraged buy-out firms because such firms would generally be able to complete a transaction more quickly than us, since we must have a business combination approved by the holders of a majority of the Class B common stock present and entitled to vote at the meeting called for such purpose. If choosing between a competing bid from us and a leveraged buy-out firm, such target businesses may be less inclined to take the risk that our Class B stockholders will not approve the transaction. We also considered that larger target businesses would likely have other exit strategies available to them, such as buy-outs, direct financing sources and credit facilities.

Lack of business diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business which satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, initially we will have the ability to complete only a single business combination, although this may entail the simultaneous acquisitions of several closely related operating businesses. If we acquire a single operating business, the prospects for our success may be entirely dependent upon the future performance of such single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

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subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

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result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

Additionally, in the event our business combination involves the simultaneous acquisition of several related businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

Limited ability to evaluate the target business’ management

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company intending to embark on a program of business development. Furthermore, because there are many factors which can influence the decision of each member of management’s decision whether to remain with us following a business combination, some of which may be personal to each individual and therefore cannot be anticipated by us, the future role of our officers and directors, if any, in the target business cannot presently be stated with any certainty. Although we expect Messrs. Engle, Walters and Coyne, our executive officers, to remain with us in senior management or advisory positions following a business combination, it is possible that some of them will not devote their full efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to our company after the consummation of the business combination. While the personal and financial interests of such individuals may cause them to have a conflict of interest in determining whether a potential business combination is most appropriate for us and influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with our company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers will have the skills, knowledge or experience necessary to enhance the incumbent management.

Provisions of our charter relating to a business combination

Article Sixth of our charter provides that certain provisions that apply to a business combination may not be amended, including those provisions relating to: the requirement that the Class B common stockholders approve the business combination; the Class B common stockholders conversion rights; our inability to consummate a business combination if holders of 20% or more of the outstanding Class B common stock exercise their conversion rights; the requirement that our initial business combination be a target business, or a controlling interest therein, whose fair market value be at least 80% of our net assets at the time of the acquisition; and the distribution of the trust fund if a business combination does not occur within the specified time periods. Our counsel has advised us that these restrictions on charter amendments may not be enforceable under Delaware law. Nevertheless, we view these business combination procedures in our charter and this prospectus as obligations to our investors and we will not propose any amendment to these procedures to our stockholders.

Opportunity for Class B stockholder approval of business combination

Prior to the completion of a business combination, we will submit the transaction to our Class B stockholders for approval, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. The “completion” of a business combination means the closing of a transaction in which we acquire, merge or otherwise combine with a target business. The execution of a definitive agreement does not constitute the “completion” of a business combination. In connection with seeking Class B stockholder approval of a business combination, we will furnish our Class B stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business. These materials will also be mailed to the holders of our common stock although their vote will not be solicited.

We will not proceed with a business combination if the holders of a majority of the shares of Class B common stock cast at the meeting to approve the business combination fail to vote in favor of such business combination or if stockholders owning 20% or more of the outstanding shares of Class B common stock both exercise their conversion rights and vote against the business combination. If our officers and directors purchase Series B units in this offering or in the open market or Class B common stock in the open market, they would be entitled to vote as they choose on a proposal to approve a business combination and exercise their conversion rights in connection therewith.

Conversion rights

At the time we seek Class B stockholder approval of any business combination, we will offer each Class B stockholder the right to have his, her or its shares of Class B common stock converted to cash if he, she or it votes against the business combination and the business combination is approved and completed. The holders of our common stock will not be entitled to seek conversion of their shares. The actual per-share conversion price will be equal to the amount in the trust fund inclusive of any interest (calculated as of two business days prior to the proposed consummation of the business combination), divided by the number of Class B shares sold in this offering. Without taking into account any interest earned on the trust fund, the initial aggregate conversion price of the two shares of Class B common stock included in the Series B units would be $10.10, which is equivalent to the Series B unit offering price of $10.10. An eligible Class B stockholder may request conversion at any time after the mailing to our Class B stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the Class B stockholder votes against the business combination and the business combination is approved and completed. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to Class B stockholders entitled to convert their Class B shares who elect conversion will be distributed promptly after completion of a business combination. Any Class B stockholder who converts his, her or its stock into his, her or its share of the trust fund still has the right to exercise the Class W warrants that he, she or it received as part of the Series B units. We will not complete any business combination if the holders of a majority of the shares of Class B common stock, present at the meeting to approve such business combination, fail to vote in favor of the business combination or if Class B stockholders, owning 20% or more of the shares of Class B common stock outstanding, both vote against the business combination and exercise their conversion rights. Accordingly, it is our understanding and intention in every case to structure and consummate a business combination in which approximately 19.99% of the Class B stockholders may exercise their conversion rights and a business combination will still go forward.

Distribution of trust fund to Class B stockholders if no business combination

If a proxy statement seeking the approval of our Class B stockholders for a business combination has not been filed prior to 22 months from the date of completion of this offering, our board will, prior to such date, convene, adopt and recommend to our Class B stockholders and common stockholders, voting as a class, a plan of dissolution and distribution, and on such date file a proxy statement with the SEC seeking Class B stockholder and common stockholder approval, voting as a class, for such plan, as described below. Alternatively, if a proxy statement seeking the approval of the Class B stockholders for a business combination has been filed prior to 22 months from the date of completion of this offering, but such business combination has not been completed, then our board will promptly, but in no event more than 30 days following the end of the 24th month, convene, adopt and recommend to our Class B stockholders and common stockholders, a plan of dissolution and distribution. On such date we will file a proxy statement with the SEC seeking Class B stockholder and common stockholder approval, voting as a class, for such plan.

Upon dissolution, we will promptly distribute to our Class B stockholders, in proportion to their respective equity interests, the amount in the trust fund (initially, $5.05 per share, plus the per share amount of interest earned on the trust fund), net of taxes payable. We anticipate notifying the trustee of the trust fund to begin liquidating such assets promptly after such date. Our initial stockholders have waived their rights to participate in any liquidation distribution, but only with respect to those shares of common stock owned by them prior to this offering; they will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following this offering. There will be no distribution from the trust fund with respect to our initial stockholders’ Class W warrants and Class Z warrants, and shares of common stock which will expire worthless. We will pay the costs of liquidation from our funds held outside of the trust fund, which we currently estimate to be approximately $50,000 to $75,000, from our remaining assets outside of the trust fund. If such funds are insufficient, our chief executive officer, president and chief financial officer have agreed pursuant to letter agreements with the representative of the underwriters to pay any additional expenses necessary to complete such liquidation and to indemnify us from any third party claims against us that would reduce the amount of funds held in trust.

Without taking into account any interest earned on the trust fund, the initial aggregate conversion price of the two shares of Class B common stock included in the Series B units would be $10.10, which is equivalent to the Series B unit offering price of $10.10. The proceeds deposited in the trust fund could, however, become subject to the claims of our creditors which could be prior to the claims of our Class B stockholders. If we are unable to complete a business combination and are forced to distribute the proceeds held in trust to our Class B stockholders, each of Messrs. Engle, Walters and Coyne have agreed that they will be personally liable to ensure that the proceeds in the trust fund are not reduced by the claims of target businesses or of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us and that have not executed an agreement waiving any right, title, interest or claim of any kind in or to any monies held in the trust. We have questioned these individuals and reviewed their financial information and believe that each of these individuals has a substantial net worth. As a result, we believe that these individuals will be able to satisfy their indemnification obligations. However, we cannot assure you that these individuals will be able to satisfy those obligations. Accordingly, the proceeds held in trust could be subject to claims which could take priority over the claims of the holders of our Class B common stock. We cannot assure you that the per-share distribution from the trust fund will not be less than $5.05 due to claims of creditors.

The proceeds held in our trust fund may not be distributed except upon receipt of stockholder approval and, unless and until such approval is obtained from our stockholders, the proceeds held in our trust fund will not be released. Consequently, holders of a majority of our outstanding common stock and Class B common stock, voting as a single class, must approve our dissolution in order for the Class B stockholders to receive the proceeds held in the trust fund and such proceeds will not be available for any other corporate purpose.

A Class B stockholder shall be entitled to receive funds from the trust fund only in the event we do not complete a business combination within the applicable time periods or if the Class B stockholder elected to convert his, her or its shares into cash upon our completion of a business combination that the Class B stockholder voted against and such business combination is actually completed by us. In no other circumstances shall a Class B stockholder have any right or interest of any kind to or in the trust fund. Holders of our common stock will not be entitled to receive any of the proceeds held in the trust fund.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust fund could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust fund, we cannot assure you we will be able to return to our Class B stockholders at least $5.05 per share.

Plan of Dissolution and Liquidation if no Business Combination

If a proxy statement seeking the approval of our Class B stockholders for a business combination has not been filed prior to 22 months from the date of completion of this offering, our board will, prior to such date, convene, adopt and recommend to our stockholders a plan of dissolution and distribution and on such date file a proxy statement with the SEC seeking Class B stockholder and common stockholder approval, voting as a class, for such plan. We currently believe that any plan of dissolution and liquidation would proceed in approximately the following manner:

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If there has been no proxy statement for a business combination on the 22-month anniversary of the completion of this offering, our board will, prior to such date, convene, adopt and recommend to our Class B stockholders and common stockholders, voting as a class, a plan of dissolution and distribution, and on such date file a preliminary proxy statement with the SEC seeking such stockholders’ approval for such plan. Alternatively, if a proxy statement seeking the approval of the Class B stockholders for a business combination has been filed prior to 22 months from the date of completion of this offering, but such business combination has not been completed, then our board will promptly, but in no event more than 30 days following the end of the 24th month, convene, adopt and recommend to our Class B stockholders and common stockholders, a plan of dissolution and distribution.

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We would then accordingly file our preliminary proxy statement with the SEC.

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If the SEC does not review the preliminary proxy statement, then, 10 days following the filing of such preliminary proxy statement, we will mail the definitive proxy statement to our Class B stockholders and common stockholders, and 30 days following the mailing of such definitive proxy statement we will convene a meeting of our Class B stockholders and common stockholders, at which they will, voting as a class, either approve or reject our plan of dissolution and liquidation.

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If the SEC does review the preliminary proxy statement, we currently estimate that we will receive its comments 30 days after the filing of such preliminary proxy statement. We will mail the definitive proxy statement to our Class B stockholders and common stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty, and which may be substantial) and we will convene a meeting of our Class B stockholders and common stockholders at which they will, voting as a class, either approve or reject our plan of dissolution and liquidation.

In the event we seek Class B stockholder and common stockholder approval, voting as a class, for a plan of dissolution and do not obtain such approval, we will nonetheless continue to pursue such stockholder approval for our dissolution. Pursuant to the terms of our certificate of incorporation, our powers and purpose following the expiration of the prescribed time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. The funds held in the trust fund may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released. Consequently, holders of a majority of our outstanding common stock and Class B common stock, voting together as a class, must approve our dissolution in order for us to distribute the proceeds of the trust fund to our Class B stockholders, and to distribute our remaining net assets to our common stockholders.

These procedures, or a vote to reject any plan of dissolution by our stockholders, may result in substantial delays or prohibit our liquidation and the distribution to our Class B stockholders of the proceeds of the trust fund.

In the event we obtain Class B stockholder and common stockholder approval for a plan of dissolution, after the proceeds of the trust fund have been distributed to our Class B stockholders, we will distribute any remaining net assets to our holders of common stock. It is likely, however, that our remaining net assets will be minimal following the expenditures incurred in connection with the attempt to complete a business combination and, accordingly, such holders are likely to lose all or substantially all of their investment. Accordingly, the holders of our common stock will receive distributions on liquidation only in the event that the amount of proceeds not held in trust exceeds the expenses we incur.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, as stated above, it is our intention to distribute the proceeds of the trust fund to our Class B stockholders and make liquidating distributions to our common stockholders as soon as reasonably possible after our dissolution and, therefore, we do not intend to comply with those procedures. Because we will not be complying with Section 280, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan of dissolution that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any claims of creditors known to us at that time prior to our distributing the funds in the trust account to our Class B stockholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers and investment bankers) and potential target businesses. As described above, in accordance with our obligations contained in our underwriting agreement, we will seek to have all vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. We therefore believe that any necessary provision for creditors will be minimal and will not have a significant impact on our ability to distribute the funds in the trust account to our Class B stockholders. Nevertheless, such agreements may or may not be enforceable. As such, our common stockholders and Class B stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our common stockholders and Class B stockholders may extend beyond the third anniversary of such dissolution.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance”. As a result, a bankruptcy court could seek to recover all amounts received by our stockholders in our dissolution.

We expect that all costs associated with the implementation and completion of our liquidation (which we currently anticipate will not exceed $50,000-$75,000) will be funded by any remaining net assets following the distribution of the trust fund to our Class B stockholders, although we cannot assure you that there will be sufficient funds for such purpose. If such funds are insufficient, our initial securityholders will advance us the funds necessary to complete such dissolution and liquidation.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. There are approximately 59 blank check companies in the United States with more than $4.4 billion in trust that are seeking to carry out a business plan similar to our business plan and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to the completion of a business combination. Additionally, we will be subject to competition from other companies looking to expand their operations through the acquisition of a target business. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further:

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our obligation to seek Class B stockholder approval of a business combination may delay the completion of a transaction;

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our obligation to convert into cash shares of Class B common stock held by our Class B stockholders if such holders both vote against the business combination and also seek conversion of their shares may reduce the resources available to us for a business combination; and

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our outstanding warrants and option, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. In particular, certain industries which experience rapid growth frequently attract an increasingly larger number of competitors, including competitors with increasingly greater financial, marketing, technical and other resources than the initial competitors in the industry. The degree of competition characterizing the industry of any prospective target business cannot presently be ascertained. We cannot assure you that, subsequent to a business combination, we will have the resources to compete effectively, especially to the extent that the target business is in a high-growth industry.

Facilities

We maintain our executive offices at 555 Fifth Avenue, New York, New York 10017. The cost for this space is included in the $7,500 per-month fee. PLM International Inc. charges us for general and administrative services pursuant to a letter agreement between us and PLM International Inc., an affiliate of Messrs. Engle and Coyne. We believe, based on rents and fees for similar services in the midtown New York City area, that the fee charged by PLM International Inc. is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees

We have three executive officers, all of whom are also members of our board of directors. These individuals are not obligated to contribute any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for a business combination and the stage of our business combination process. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the business combination (and consequently more time on our affairs) than they would prior to locating a suitable target business. We do not intend to have any full time employees prior to the consummation of a business combination.

Legal Proceedings

We have not been, and are not currently, a party to any legal proceedings and we are not aware that there are any pending legal proceedings against us.

Periodic Reporting and Audited Financial Statements

We have registered our securities under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent registered public accounting firm.

We will not acquire a target business if audited financial statements cannot be obtained for the target business. Additionally, our management will provide our stockholders with audited financial statements, prepared in accordance with generally accepted accounting principles, of the prospective target business as part of the proxy solicitation materials sent to Class B stockholders to assist them in assessing the target business. Our management believes that the requirement of having available audited financial statements for the target business will not materially limit the pool of potential target businesses available for acquisition.

Comparison to offerings of blank check companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the representative will not exercise its over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Escrow of offering proceeds

$188,365,000 of the net offering proceeds will be deposited into a trust account at Smith Barney, a division of Citigroup Global Markets, Inc., maintained by Continental Stock Transfer & Trust Company for the benefit of the Class B stockholders.

Holders of our Series A units or our common stock will not be entitled to receive any of the proceeds held in the trust fund.

$171,771,638 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

None of the net offering proceeds will be deposited into a trust account for the benefit of the common stockholders. The $188,365,000 of net offering proceeds held in trust for the Class B common stockholders will only be invested in U.S. “government securities,” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of one hundred and eighty days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.

Holders of our Series A units or our common stock will not be entitled to receive any of the proceeds held in the trust fund.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on Fair Value or Net Assets of Target Business	The initial target business that we acquire, or the controlling interest therein, must have a fair market value equal to at least 80% of our net assets at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Trading of securities issued

The Series A units and Series B units may commence trading on or promptly after the date of this prospectus. The common stock and Class Z warrants comprising the Series A units and the Class B common stock and Class W warrants comprising the Series B units will begin to trade separately on the 90th day after the date of this prospectus unless HCFP/Brenner Securities informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general and the trading pattern of, and demand for, our Series A units and Series B units in particular), provided we have filed with the SEC a Current Report on Form 8-K, which includes audited financial statements reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K.

No trading of the units or the underlying common stock, Class B common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Our officers and directors may purchase units in the offering and our securities in the open market. If they purchase Series B units or Class B common stock (including for the purpose of influencing the outcome of the Class B common stockholders’ vote in connection with a potential business combination), they would be entitled to vote as they choose on a proposal to approve a business combination and exercise conversion rights in connection therewith.

Exercise of the warrants

The Class W and Class Z warrants cannot be exercised until the later of the completion of a business combination and one year from the date of this prospectus and, accordingly, will be exercised only after the trust account has been distributed.

The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Election to remain an investor

We will give our Class B stockholders the opportunity to vote on the business combination. In connection with seeking Class B stockholder approval, we will send each Class B stockholder a proxy statement containing information required by the SEC. A Class B stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust fund. However, a Class B stockholder who does not follow these procedures or a Class B stockholder who does not take any action would not be entitled to the return of any funds. Holders of common stock will not have an opportunity to vote on the business combination nor will they be entitled to the return of any funds.

Our common stockholders will not have the opportunity to vote on the business combination, unless such vote is required under Delaware law.

A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

Business combination deadline

A business combination must occur within 24 months after the consummation of this offering. If a business combination does not occur within 24 months after the consummation of this offering, our purpose and powers will be limited to dissolving, distributing the trust fund to our Class B stockholders, liquidating and winding up our affairs.

If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Release of trust funds

The proceeds held in the trust fund will not be released until the earlier of the completion of a business combination or as part of any plan of dissolution and liquidation of our company approved by our stockholders upon our failure to effect a business combination within the allotted time. While we intend, in the event of our dissolution and liquidation, to distribute the proceeds of the trust fund to our Class B stockholders as promptly as possible pursuant to our stockholder approved plan of dissolution and distribution, the actual time at which our Class B stockholders receive their funds will be longer than the five business days under a Rule 419 offering.

The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.
Burden of expenses

Purchasers of Series A units will bear all the expenses of this offering, including the underwriting discount and commissions relating to the sale of both our Series A units and Series B units and it is their investment monies that will be used to operate the business.

Purchasers of Series B units will bear no portion of either the offering expenses or our operating expenses.

All investors share ratably in the offering expenses and the operating expenses.
Distribution of assets in the event no business combination is completed

In the event no business combination is completed within the applicable time period, we will distribute the funds held in trust only to the holders of our Class B common stock upon dissolution.

In the event no business combination is completed within the applicable time period, holders of our common stock will only be entitled to receive those of our assets that were not placed in the trust and that are still remaining, if any, and, as a result, such holders are likely to lose all or substantially all of their investment.

All investors receive their pro rata portion of the proceeds on distribution of the trust fund and all investors receive their pro-rata portion of any other net assets remaining.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
Gary D. Engle	57	Chairman of the Board and Chief Executive Officer
Milton J. Walters	64	President, Secretary and Director
James A. Coyne	46	Chief Financial Officer and Director
Geoffrey A. Thompson	65	Director
Michael Clayton	59	Director

Gary D. Engle has been our Chief Executive Officer and Chairman since our inception. From December 1994 until December 2005, Mr. Engle served as President, Chief Executive Officer and controlling shareholder of Equis Corporation, a corporate real estate services firm. Through Equis and other affiliates, Mr. Engle owned and operated a variety of real estate and equipment finance and leasing companies. Equis and its affiliates have managed in excess of $1 billion of real estate assets and equipment leasing assets, have structured and financed more than $2 billion in lease financing transactions and remarketed over $1 billion in equipment. Since February 2001, Mr. Engle has been a director of PLM International Inc., a transportation company that leases marine containers, shipping vessels, commercial aircraft and other assets. PLM sold its rail leasing assets to CIT Group in August 2005 and its marine, aviation and other leasing businesses to an affiliate of AMA Capital Partners in November 2005. Since August 2003, Mr. Engle has served as a member of the executive committee of CBI Acquisition, LLC, the holding company of Caneel Bay, a luxury resort on the island of St. John. Since May 2000, Mr. Engle has served on the Board of Managers of DSC/Purgatory, LLC and, since 1999, he has served on the Board of Managers of Mountain Springs Kirkwood, LLC. DSC and Mountain Springs own and operate ski resorts in the western United States. Since March 2000, Mr. Engle has been a member of the Board of Managers of Echelon Development Holdings, LLC, a Florida-based commercial and residential real estate development company. Since 1997, Mr. Engle has been the Chairman and Chief Executive Officer of Semele Group Inc., which serves as a holding company for a number of investments and is a joint venture partner in Rancho Malibu, a 264 acre residential development in Malibu, California. Semele Group also owns the general partner of Kettle Valley, a 1,012 unit residential development in Kelowna, British Columbia. From 1987 to 1990, Mr. Engle was a principal of Cobb Partners Development Inc., a real estate and mortgage trading company which he co-founded in 1987. From 1980 to 1987, Mr. Engle served in various capacities with Arvida Disney Company, a large-scale community real estate company owned by The Walt Disney Company, including Senior Vice President from April 1980 to 1987; Chief Financial Officer and Senior Vice President – Acquisitions from May 1984 to 1987; and Chief Executive Officer of Arvida Disney Financial Services from May 1984 to 1987. Mr. Engle was a founding Director of Disney Development, the real estate development division of The Walt Disney Company. Mr. Engle received a B.S. from the University of Massachusetts (Amherst) and an M.B.A. from Harvard University.

Milton J. Walters has been our President and a member of our Board of Directors since our inception. Mr. Walters has served as the President of MJW Partners, Inc., doing business as Tri-River Capital, a boutique investment banking company, since he founded that company in 1999. Mr. Walters also founded and served as the President of the predecessor company to Tri-River, Walters & Co. Incorporated, doing business as Tri-River Capital Group, from 1988 to 1997. From 1997 to 1999, Mr. Walters served as a Managing Director in the financial institutions investment banking group of Prudential Securities. From 1984 to 1988, Mr. Walters served as the Manager of the financial institutions investment banking group of Smith Barney. At AG Becker, and its successor, Warburg, Paribas Becker, Mr. Walters headed investment banking for financial institutions from 1969 to 1984. Since November 2001, Mr. Walters has served on the Board of Directors and as Chairman of the Audit and Compensation Committee of Sun Healthcare Group, Inc., a Nasdaq-listed company. Mr. Walters also serves on the Board of Directors of several private companies. Mr. Walters received a B.A. from Hamilton College.

James A. Coyne has been our Chief Financial Officer and a member of our Board of Directors since our inception. He has also served as President and Chief Executive Officer of PLM International Inc. since August 2002, and has been a member of its Board of Directors since February 2001. From November 1994 until December 2005, Mr. Coyne served as the Senior Vice President of Equis Corporation. Since May 2000, Mr. Coyne has served on the Board of Managers of DSC/Purgatory, LLC, and, since 1999, has served on the Board of Managers of Mountain Springs Kirkwood, LLC. Both of these entities own and operate ski resorts. Since March 2000, Mr. Coyne has been a member of the Board of Directors of Echelon Development Holdings, LLC, a real estate developer in Florida. Since 1997, Mr. Coyne has served as President and a member of the Board of Directors of Semele Group, Inc., a holding company for the securities of companies primarily engaged in real estate development. Mr. Coyne received a B.S. from John Carroll University, a Master of Accountancy from Case Western Reserve University, and is a certified public accountant.

Geoffrey A. Thompson has been a member of our Board of Directors since March 2006. Since September 2003, Mr. Thompson has been a Partner at Palisades Advisors, LLC, a private equity firm. From 1997 to September 2003, Mr. Thompson served as an independent business consultant. From 1995 to 1997, Mr. Thompson served as a Principal at Kohlberg & Company, a private equity firm specializing in middle-market investing. In 1992, Mr. Thompson retired as Chief Executive Officer of Marine Midland Bank, Inc. (currently HSBC Bank (USA)). Mr. Thompson is a member of the Board of Directors of Guardian Trust Company, a Guardian Life Insurance subsidiary. Mr. Thompson is also a member of the Board of Directors of Thor Industries, Inc., a New York Stock Exchange listed producer and seller of a wide range of recreation vehicles and small and mid-size buses in the United States and Canada. Mr. Thompson also serves as trustee of the Woods Hole Oceanographic Institution. Mr. Thompson received a B.A. from Columbia University and an M.B.A. from Harvard University.

Michael Clayton has been a member of our Board of Directors since March 2006. Since August 2005, Mr. Clayton has been a Principal and Managing Director of ACM Capital, an acquisition evaluation, advisory, and private equity firm. From April 2002 through November 2005, Mr. Clayton served as President of PLM Transportation Equipment Corp., a former subsidiary of PLM International. From May 2001 to April 2002, Mr. Clayton was a Principal of Highland Capital, a financial services and asset management firm. From 1997 to May 2001, Mr. Clayton served as Senior Vice President, Global Operations and Development, and was a member of the Executive Committee of GATX Corporation, a New York Stock Exchange listed lessor of freight and tank cars. Prior to joining GATX, Mr. Clayton had over 30 years of additional experience in various capacities. Mr. Clayton was a Senior Vice President – Original Equipment and International Operations (1992-1995) and Vice President – International Operations (1991-1992) of Fel Pro, Inc., a company engaged in the manufacturing and distribution of automotive engine components to original equipment manufacturers and after-market sectors. From 1979-1991, Mr. Clayton served in several capacities at Navistar International Corp., a producer of trucks and diesel engines. Mr. Clayton currently serves on the Board of Directors of Andy Frain and Associates, a commercial security and crowd management company and Coreblox Inc., a hosted website IT support company. He is a Fellow of Leadership Greater Chicago and recipient of the Urban League’s annual service award. Mr. Clayton received a B.A. from Illinois Institute of Technology and an M.B.A. from the University of Chicago.

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Messrs. Coyne and Thompson, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Messrs. Walters and Clayton, will expire at the second annual meeting. The term of office of the third class of directors, consisting of Mr. Engle, will expire at the third annual meeting.

These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. None of our officers or directors have been or currently is a principal of, or affiliated with, a blank check company. However, we believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transactional expertise should enable them to successfully identify and effect an acquisition.

Executive Compensation

No executive officer has received any cash compensation for services rendered. Commencing on the effective date of this prospectus through the acquisition of a target business, we will pay PLM International Inc., an affiliate of Messrs. Engle and Coyne, a fee of $7,500 per month for providing us with office space and certain office and administrative services. However, this arrangement is solely for our benefit and is not intended to provide Messrs. Engle or Coyne compensation in lieu of a salary. No other initial securityholder of ours is an officer, director or principal shareholder of PLM International Inc. Other than this $7,500 per-month fee, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our initial securityholders, officers, directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. However, they will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because of the foregoing, we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

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None of our officers and directors are required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities.

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In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see the previous section entitled “— Directors and Executive Officers.”

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Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us.

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Our directors own warrants that are subject to lock-up agreements restricting their sale until a business combination is successfully completed. Accordingly, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. Additionally, such individuals may purchase units in the offering and in the open market. If such individuals purchase Series B units in this offering or in the open market or Class B common stock in the open market, they would be entitled to vote as they choose on a proposal to approve a business combination and exercise conversion rights in connection therewith. These individuals may not have the same interests as other Class B common stockholders. For example, because our directors purchased warrants prior to the public offering, they may have a greater incentive than an investor who holds our Class B common stock to vote in favor of a business combination. This greater incentive stems from the fact that our directors would stand to lose their initial investment if a business combination were not effected during the designated time period, while an investor who owns only our Class B common stock would be entitled to recover his, her or its entire investments in the event no business combination was effected.

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Our directors and officers may enter into consulting or employment agreements with the company as part of a business combination pursuant to which they may be entitled to compensation for their services following the business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, and completing a business combination in a timely manner.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

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the corporation could financially undertake the opportunity;

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the opportunity is within the corporation’s line of business; and

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it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor. If any of these conflicts are not resolved in our favor, it may diminish our ability to complete a favorable business combination.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed, until the earlier of a business combination or the distribution of the trust fund to the Class B stockholders, or such time as he ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any suitable business opportunity which may reasonably be required to be presented to us subject to any pre-existing fiduciary or contractual obligations he might have. Our management has advised us that the entities with which they are affiliated do not seek to acquire assets with a purchase price in excess of $55 million. Because the initial target business, or the controlling interest therein, that we acquire must have a fair market value equal to at least 80% of our net assets at the time of the acquisition, a transaction which could be consummated as a business combination would not be considered by any entities affiliated with our management.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our existing securityholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view. Such fairness opinion will be received by us either prior to the execution of a definitive agreement relating to the business combination, or such opinion will be a condition to the consummation of such business combination.

If we receive a fairness opinion at the time we enter into a definitive agreement relating to the business combination, we expect that we would pay all or a portion of the fee upon delivery of the opinion and the balance, if any, upon closing of the business combination. If we receive the fairness opinion and payment is contingent on the consummation of the business combination (which we do not anticipate happening), we expect that the fee would not be payable until the business combination is completed.

Additionally, in no event will any of our existing officers, directors or stockholders, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock and Class B common stock as of November 29, 2006 on an actual basis, and as adjusted to reflect the sale of our common stock included in the Series A units and our Class B common stock included in the Series B units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

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each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

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each of our officers and directors; and

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all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner(1)	Common Stock						Class B Common Stock
	Before Offering			After Offering			Before Offering		After Offering
	Number		Percent	Number		Percent	Number	Percent	Number	Percent

Milton J. Walters	100	(2)	100%	100	(2)	*	—	—	—	—
Gary D. Engle(8)	0	(3)	0%	0	(3)	*	—	—	—	—
James A. Coyne(8)	0	(4)	0%	0	(4)	*	—	—	—	—
Geoffrey A. Thompson	0	(5)	0%	0	(5)	*	—	—	—	—
Michael Clayton(9)	0	(6)	0%	0	(6)	*	—	—	—	—
All executive officers and directors as a group (5 persons)	100	(7)	100%	100	(7)	*	—	—	—	—

——————

*

Less than 1%.

(1)

Unless otherwise noted, the business address of each of the following is 555 Fifth Avenue, New York, New York 10017.

(2)

Does not include 6,450,000 shares of common stock issuable upon exercise of Class W warrants and Class Z warrants which are not exercisable and will not be exercisable within the next 60 days.

(3)

Does not include 9,850,000 shares of common stock issuable upon exercise of Class W warrants and Class Z warrants which are not exercisable and will not be exercisable within the next 60 days.

(4)

Does not include 6,450,000 shares of common stock issuable upon exercise of Class W warrants and Class Z warrants held by JAC Opportunity Fund I, LLC, a family-held entity of which Mr. Coyne is the sole manager, which such warrants are not exercisable and will not be exercisable within the next 60 days.

(5)

Does not include 450,000 shares of common stock issuable upon exercise of Class W warrants and Class Z warrants which are not exercisable and will not be exercisable within the next 60 days.

(6)

Does not include 200,000 shares of common stock issuable upon exercise of Class W warrants and Class Z warrants which are not exercisable and will not be exercisable within the next 60 days.

(7)

Does not include 23,400,000 shares of common stock issuable upon exercise of Class W warrants and Class Z warrants which are not exercisable and will not be exercisable within the next 60 days.

(8)

The business address of this individual is 200 Nyala Farms, Westport, Connecticut 06880.

(9)

The business address of this individual is 3030 Blackthorn Road, Riverwoods, Illinois 60015.

Our management has indicated that they or their affiliates intend to purchase at least $1.8 million of Series A units in the offering. However, they are not obligated to do so and we do not have any agreements or arrangements with them requiring them to purchase such securities.

Messrs. Engle, Walters and Coyne are deemed to be our “promoters,” as such term is defined under the Federal securities laws.

CERTAIN TRANSACTIONS

Prior to the date of this prospectus, we issued 100 shares of common stock for $1.00 in cash, or a purchase price of $0.01 per share. We also issued 23,400,000 warrants for $1,170,000 in cash, at a purchase price of $0.05 per warrant. These securities were issued to the individuals and entities set forth below, as follows:

Name	Number of Shares of Common Stock	Number of Class W Warrants		Number of Class Z Warrants		Relationship to Us
Milton J. Walters	100	3,225,000		3,225,000		President, Secretary and Director
Gary D. Engle	0	4,925,000		4,925,000		Chairman of the Board and Chief Executive Officer
James A. Coyne	0	3,225,000	(1)	3,225,000	(1)	Chief Financial Officer and Director
Geoffrey A. Thompson	0	225,000		225,000		Director
Michael Clayton	0	100,000		100,000		Director

——————

(1)

These warrants were acquired by JAC Opportunity Fund I, LLC, a family-held entity of which Mr. Coyne is the sole manager.

The holders of the majority of these securities will be entitled to make up to two demands that we register these securities, along with any underlying securities, pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these securities may elect to exercise these registration rights at any time commencing upon the consummation of a business combination. In addition, these stockholders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Each of the current holders of our securities has agreed, pursuant to a letter agreement between us and HCFP/Brenner Securities, not to sell any of the foregoing securities until the completion of a business combination. In addition, Mr. Walters, the sole holder of our common stock outstanding prior to this offering, has agreed to waive his right to participate in any liquidation distribution with respect to shares of common stock acquired by him prior to this offering.

PLM International, an affiliate of Messrs. Engle and Coyne, has agreed that, commencing on the effective date of this prospectus through the consummation of a business combination, it will make available to us office space and certain office and administrative services, as we may require from time to time. We have agreed to pay PLM International $7,500 per month for these services. Mr. Engle is a director of PLM International and Mr. Coyne is the President and Chief Executive Officer of PLM International. Mr. Engle’s and Mr. Coyne’s families own approximately 62% and 33%, respectively, of PLM International through various family entities. Consequently, each will benefit from this transaction to the extent of his interest in PLM International. However, this arrangement is solely for our benefit and is not intended to provide Messrs. Engle or Coyne compensation in lieu of a salary. We believe, based on rents and fees for similar services in the midtown New York City area, that the fees charged by PLM International is at least as favorable as we could have obtained from an unaffiliated person. However, as our directors may not be deemed “independent,” we did not have the benefit of disinterested directors approving this transaction.

We will reimburse our initial securityholders, including our officers and directors, for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

Other than the $7,500 per-month administrative fee payable to PLM International Inc. and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of our initial securityholders, officers or directors, or to any of their affiliates prior to, or for any services they render in order to effectuate, the consummation of the business combination.

Any ongoing or future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will require prior approval in each instance by a majority of our disinterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction. These directors will, if they determine necessary or appropriate, have access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors (or, if there are no “independent” directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

In May 2006, we undertook an analysis of the value of our common stock based on traditional criteria of value, including such considerations as historical operations, assets and revenues, if any, at the time. Based on this analysis, we determined that our common stock had only a nominal value, or no more than its par value of $.01 per share, at September 9, 2005, March 15, 2006 and May 26, 2006.

At the time of the initial purchase of shares of common stock and warrants, we had only recently been formed and had no assets, revenues or operations. Unlike an early stage operating company which may be seeking a financing privately or through an initial public offering and typically has some assets, revenues, strategic relationships, customers, proprietary technology, intellectual property and/or other assets which are expected to provide value, we had no such assets and nothing to create value. At September 9, 2005, we had no assets, revenues or historical operations that could be measured as value in accordance with the above criteria, and nothing else of value, such as strategic relationships, customers, proprietary technology, intellectual property or other assets. At September 9, 2005, we had only recently been formed and had only a letter of intent with respect to a possible public offering. A letter of intent is merely a statement of intent and is not a binding obligation of the underwriter to engage in this offering. We did not contemplate a private placement or other offering before a possible public offering or any other means to bring us value. In fact, our value, as measured by our balance sheet, has declined since the initial stockholders’ purchase of the common stock and warrants, as we spent cash and incurred liabilities, without obtaining any tangible assets.

At each of March 15, 2006 and May 26, 2006, the dates of subsequent sales of warrants, we determined that no change to fair value of the initially issued common stock had occurred. At each such date, we still had none of the indicia of value described above, or any other means of creating value, other than approximately $433,053 and $339,000 of cash, respectively. Further, our working capital had declined, our liabilities increased, and our stockholders’ equity (after deducting the deferred registration costs relating to the proposed offering, an asset which is either written off when the offering is abandoned or netted against the proceeds when the offering is completed) declined as a result of us incurring expenses relating to this offering. Additionally, at each such date, with respect to a proposed public offering, we still only had a non-binding letter of intent, the underwriter had not yet marketed the offering or solicited indications of interest, and the underwriter was not committed to complete the proposed public offering, as the underwriter does not have a “firm commitment” obligation until such time, if any, that it executes an underwriting agreement with us committing itself to such obligation. Accordingly, we believe that, at each such date, the value of our common stock was still only nominal, or no more than its par value of $.01 per share.

We also conducted a comparable company analysis and examined the price per share of founders’ stock issued by other blank check companies formed for the purpose of completing a public offering. This analysis also concluded that our common stock had only a nominal value, which was no more than $.01 per share, at each date of purchase of our securities.

DESCRIPTION OF SECURITIES

General

As of the date of this prospectus, we are authorized to issue 200,000,000 shares of common stock, par value $.0001, 45,000,000 shares of Class B common stock, par value $.0001, and 1,000,000 shares of preferred stock, par value $.0001. As of the date of this prospectus, 100 shares of our common stock are outstanding, held by one record holder. No shares of our Class B common stock or preferred stock are currently outstanding.

Units

Each Series A unit consists of two shares of common stock and ten Class Z warrants. Each Series B unit consists of two shares of Class B common stock and two Class W warrants. Each Class W warrant and each Class Z warrant entitles the holder to purchase one share of common stock. The common stock and Class Z warrants comprising the Series A units and the Class B common stock and Class W warrants comprising the Series B units will begin to trade separately on the 90th day after the date of this prospectus unless HCFP/Brenner Securities determines that an earlier date is acceptable, based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general and the trading pattern of, and demand for, our Series A units and Series B units in particular. Separate trading of the securities comprising the Series A units and Series B units may commence concurrently, or HCFP/Brenner may elect to allow separate trading of the securities comprising one series of units prior to allowing separate trading of the other series of units. In no event, however, may such securities be traded separately until we have filed a Current Report on Form 8-K with the SEC that includes audited financial statements reflecting our receipt of the gross proceeds of this offering. We will file with the SEC a Current Report on Form 8-K which will include audited financial statements following the consummation of this offering. Such audited financial statements will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K with the SEC to provide updated information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, or an amendment thereto, or in a subsequent Form 8-K, information indicating if HCFP/Brenner Securities has allowed earlier separate trading of the common stock and Class Z warrants comprising the Series A units and/or the Class B common stock and Class W warrants comprising the Series B units.

Common Stock

We have two classes of common stock. Holders of common stock and Class B common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders other than a vote in connection with a proposed business combination. Only holders of our Class B common stock are entitled to vote in connection with a proposed business combination. In the event of a business combination, all outstanding shares of Class B common stock will be automatically converted into an equal number of shares of common stock unless the holder exercises the conversion rights described elsewhere herein. Accordingly, following the completion of a business combination or the distribution of the trust fund to the Class B stockholders, we will have only one class of common stock outstanding.

We will proceed with a business combination only if (i) the holders of a majority of the Class B shares present and voting at the meeting to approve the business combination vote in favor of the business combination and (ii) Class B stockholders owning less than 20% of the Class B shares sold in this offering both vote against the business combination and exercise their conversion rights discussed elsewhere herein. In connection with the vote required for any business combination, all of our officers and directors who purchase Class B shares in this offering or following this offering in the open market, may vote their Class B shares in any manner they determine, in their sole discretion. Following a business combination, stockholders will have the right to vote on a subsequent business combination, if any, only to the extent such vote is required under Delaware law.

If a proxy statement seeking the approval of our Class B stockholders for a business combination has not been filed prior to 22 months from the date of completion of this offering, our board will, prior to such date, convene, adopt and recommend to our Class B stockholders and common stockholders a plan of dissolution and distribution, and on such date file a proxy statement with the SEC seeking Class B stockholder and common stockholder approval, voting as a single class, for such plan. Alternatively, if a proxy statement seeking the approval of the Class B stockholders for a business combination has been filed prior to 22 months from the date of completion of this offering, but such business combination has not been completed, then our board will promptly, but in no event more than 30 days following the end of the 24th month, convene, adopt and recommend to our Class B stockholders and common stockholders, a plan of dissolution and distribution. On such date we will file a proxy statement with the SEC seeking Class B stockholder and common stockholder approval, voting as a single class, for such plan. If we are forced to liquidate prior to a business combination, our Class B stockholders are entitled to share ratably in the trust fund, inclusive of any interest, and holders of our common stock shall be entitled to any net assets remaining available for distribution to them after payment of liabilities. Our initial stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination solely with respect to all of the shares of common stock owned by them immediately prior to this offering. They will participate in any liquidation distribution with respect to any shares of Class B common stock or common stock acquired in connection with or following this offering.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Other than the automatic conversion of Class B common stock to common stock discussed above, our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that Class B stockholders have the right to have their shares of Class B common stock converted to cash equal to their pro rata share of the trust fund if they elect such conversion within the prescribed time period (following receipt of a proxy statement and prior to a vote), they vote against the business combination and the business combination is ultimately approved and completed. Class B stockholders who convert their stock into their share of the trust fund still have the right to exercise the warrants that they received as part of the units.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although our charter and the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust fund, or which votes as a class with the Class B common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

We currently have Class W warrants and Class Z warrants outstanding, which warrants are identical to the Class W warrants and Class Z warrants offered by this prospectus, except as described below.

Each Class W warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•

the completion of a business combination; and

•

             , 2007 [one year from the date of this prospectus].

The Class W warrants will expire five years from the date of this prospectus at 5:00 p.m., New York City time.

We may call the Class W warrants (other than those outstanding prior to this offering held by our initial securityholders or their affiliates, but including Class W warrants issued upon exercise of the unit purchase option), with HCFP/Brenner Securities’ prior consent, for redemption,

•

in whole or in part,

•

at a price of $.05 per Class W warrant at any time after the Class W warrants become exercisable,

•

upon not less than 30 days’ prior written notice of redemption to each Class W warrantholder, and

•

if, and only if, the reported last sale price of our common stock equals or exceeds $7.50 per share, for any 20 trading days within a 30-trading day period ending on the third business day prior to the notice of redemption to the Class W warrantholders (referred to as the “measurement period”).

In addition, we may not call the Class W warrants for redemption unless the Class W warrants and the shares of common stock underlying the Class W warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for redemption.

The Class W warrants outstanding prior to this offering shall not be redeemable by us as long as such warrants continue to be held by our initial securityholders or their affiliates.

Each Class Z warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•

the completion of a business combination; and

•

            , 2007 [one year from the date of this prospectus].

The Class Z warrants will expire seven years from the date of this prospectus at 5:00 p.m., New York City time.

We may call the Class Z warrants (other than those outstanding prior to this offering held by our initial securityholders or their affiliates, but including Class Z warrants issued upon exercise of the unit purchase option), with HCFP/Brenner Securities’ prior consent, for redemption,

•

in whole or in part,

•

at a price of $.05 per Class Z warrant at any time after the Class Z warrants become exercisable,

•

upon not less than 30 days’ prior written notice of redemption to each Class Z warrantholder, and

•

if, and only if, the reported last sale price of our common stock equals or exceeds $8.75 per share, for any 20 trading days within a 30-trading day period ending on the third business day prior to the notice of redemption to the Class Z warrantholders (the measurement period).

In addition, we may not call the Class Z warrants for redemption unless the Class Z warrants and the shares of common stock underlying the Class Z warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for redemption.

The Class Z warrants outstanding prior to this offering shall not be redeemable by us as long as such warrants continue to be held by our initial securityholders or their affiliates.

The redemption criteria for our Class W and Class Z warrants have been established at prices which are intended to provide warrantholders a reasonable premium to the initial exercise price and provide a sufficient degree of liquidity to cushion the market reaction to our redemption call.

Since we may redeem the Class W and Class Z warrants only with the prior consent of HCFP/Brenner Securities and it may hold warrants subject to redemption, HCFP/Brenner Securities may have a conflict of interest in determining whether or not to consent to such redemption. We cannot assure you that HCFP/Brenner Securities will consent to such redemption if it is not in HCFP/Brenner Securities’ interest even if it is in our best interest.

The Class W and Class Z warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the Class W and Class Z warrants.

The exercise price and number of shares of common stock issuable on exercise of the Class W and Class Z warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the Class W and Class Z warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The Class W and Class Z warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The Class W warrantholders and Class Z warrantholders do not have the rights or privileges of holders of common stock or any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by common stockholders.

No warrants held by public stockholders or issuable upon exercise of the representative’s purchase option will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. In no event shall we be required to net cash settle any exercise of our warrants. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the warrants held by public stockholders or issuable upon exercise of the representative’s purchase option may have no value, the market for such warrants may be limited, we will not be required to net cash settle the warrant exercise, such warrants may expire worthless and a purchaser of units will have paid the full purchase price of the units solely for the shares included in the units. Even if the prospectus relating to the common stock issuable upon exercise of the warrants is not current, the warrants issued to our initial securityholders may be exercisable for unregistered shares of common stock.

No fractional shares will be issued upon exercise of the Class W and Class Z warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

If the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants held by public stockholders or issuable upon exercise of the representative’s purchase option may have no value, the market for such warrants may be limited and such warrants may expire worthless. However, the warrants are not exercisable until the completion of a business combination. At that time, we will be an operating company, and intend to either register the warrants in additional states or seek an exemption from registration in the various states in which an exemption is not available to us to issue shares of common stock upon exercise of the warrants.

Purchase Option

We have agreed to sell to the representative of the underwriters an option to purchase up to a total of 73,750 Series A units at a per unit price of $14.025 and/or up to a total of 932,500 Series B units at a per unit price of $16.665. For a more complete description of the purchase option, including the terms of the units underlying the option, see the section below entitled “Underwriting — Purchase Option.”

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York, New York 10004.

Shares Eligible for Future Sale

Immediately after this offering, we will have 2,950,100 shares of common stock outstanding, or 3,392,600 shares of common stock if the representative’s over-allotment option is exercised in full, and 37,300,000 shares of Class B common stock outstanding, or 42,895,000 shares of Class B common stock if the representative’s over-allotment is exercised in full. All of these shares except for the 100 shares of common stock issued prior to this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. The remaining 100 shares of common stock are restricted securities under Rule 144, in that they were issued in a private transaction not involving a public offering. None of those 100 shares will be eligible for sale under Rule 144 prior to September 9, 2006.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

•

1% of the number of shares of common stock then outstanding, which will equal 29,501 shares of common stock immediately after this offering (or 33,926 if the representative of the underwriters exercises its over-allotment option); and

•

if the common stock is listed on a national securities exchange or on the Nasdaq Stock Market, the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an “underwriter” under the Securities Act when reselling the securities of a blank check company acquired prior to the consummation of its initial public offering. Accordingly, the Securities and Exchange Commission believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

Registration Rights

The holders of our issued and outstanding shares of common stock and Class W and Class Z warrants on the date of this prospectus will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to two demands that we register their shares of common stock, their warrants and the shares of common stock underlying their warrants. The holders of the majority of these securities can elect to exercise these registration rights at any time after the consummation of a business combination. In addition, these stockholders have certain “piggy-back”

registration rights with respect to registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

We are only required to use our best efforts to cause the registration statement to be declared effective and, once effective, only to use our best efforts to maintain its effectiveness. If a registration statement is not effective at the time a warrant is exercised, we will not be obligated to deliver common stock, and there are no contracted penalties for our failure to do so.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which HCFP/Brenner Securities is acting as representative of the underwriters, has individually agreed to purchase on a firm commitment basis the number of units set forth opposite their respective name below:

Underwriters	Number of Series A Units	Number of Series B Units
HCFP/Brenner Securities LLC
Legend Merchant Group, Inc.

Total	1,475,000	18,650,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

State Blue Sky Information

We will offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, New York and Rhode Island. Notwithstanding the foregoing, our Series A units will not be eligible for sale in this offering in Florida. In New York and Hawaii, we have relied on exemptions from the state registration requirements for transactions between an issuer and an underwriter involving a firm-commitment underwritten offering. In the other states, we have applied to have the units registered for sale and will not sell the units in these states until such registration is effective (including in Colorado, pursuant to 11-51-302 Colorado Revised Statutes).

If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. Institutional investors in every state, except in Idaho, may purchase the units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

We will file periodic and annual reports under the Securities Exchange Act of 1934. Therefore, under the National Securities Markets Improvement Act of 1996, the resale of the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, are exempt from state registration requirements. However, states are permitted to require notice filings and collect fees with regard to these transactions, and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. As of the date of this prospectus, the following states either do not presently require any notice filings or fee payments or have not yet issued rules or regulations indicating whether notice filings or fee payments will be required:

•

Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, Rhode Island, South Carolina, South Dakota, Utah, the Virgin Islands, Virginia, Washington, West Virginia, Wisconsin and Wyoming.

Additionally, the following states currently permit the resale of the units, and the common stock and warrants comprising the units, once they become separately transferable, if the proper notice filings have been submitted and the required fees have been paid:

•

The District of Columbia, Illinois, Maryland, Michigan, Montana, New Hampshire, North Dakota, Oregon, Puerto Rico, Tennessee, Texas and Vermont.

As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. Additionally, if any of these states that has not yet adopted a statute relating to the National Securities Markets Improvement Act adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions.

Under the National Securities Markets Improvement Act, the states retain the jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their states.

Aside from the exemption from registration provided by the National Securities Markets Improvement Act, we believe that the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, may also be eligible for sale on a secondary market basis in various states based on the availability of another applicable exemption from state registration requirements, in certain instances subject to waiting periods, notice filings or fee payments.

Pricing of Securities

We have been advised by the representative that the underwriters propose to offer the Series A and Series B units to the public at the offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $        per Series A unit and $        per Series B unit and the dealers may reallow a concession not in excess of $        per Series A unit and $        per Series B unit to other dealers.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•

the history and prospects of companies whose principal business is the acquisition of other companies;

•

prior offerings of those companies;

•

our prospects for acquiring an operating business at attractive values;

•

our capital structure;

•

an assessment of our management and their experience in identifying operating companies;

•

general conditions of the securities markets at the time of the offering; and

•

other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

We have also granted to the representative an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 221,250 additional Series A units and/or 2,797,500 additional Series B units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The representative may exercise that option as to a series of units if the underwriters sell more of that series of units than the total number set forth in the table above.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the representative of its over-allotment option.

	Per Series A unit	Per Series B unit	Without Option	With option
Public offering price	$8.500	$10.100	$200,902,500	$231,037,875
Discount	$0.425	$0.505	$10,045,125	$11,551,894
Proceeds before expenses(1)	$8.075	$9.595	$190,857,375	$219,485,981

——————

(1)

The offering expenses are estimated at $492,375. Purchasers of Series A units will bear all the expenses of this offering relating to the sale of both our Series A units and Series B units, including the underwriting discount and commissions.

Purchase Option

We have agreed to sell to the representative, for $100, an option to purchase up to a total of 73,750 Series A units and/or 932,500 Series B units. The Series A units and Series B units issuable upon exercise of this option are identical to those offered by this prospectus, except that the exercise price of the warrants included in the units is $5.50 per share (110% of the exercise price of the warrants included in the units sold to the public) and the Class Z warrants shall be exercisable by the representative for a period of only five years from the date of this prospectus. At any time following exercise of the option, the holder may exchange its Class W warrant or Class Z warrant which has an exercise price of $5.50 per share, for a Class W warrant or Class Z warrant, as the case may be, identical to publicly traded warrants, which have an exercise price of $5.00 per share, upon payment to us of the difference between the exercise price of the warrant it is exchanging and the warrant it is receiving, or $.50 per warrant. This will entitle the holders to have a publicly traded warrant which it may sell in the open market (if covered by an effective registration statement or pursuant to an applicable exemption from the registration rights of the Securities Act). This option is exercisable at $14.025 per Series A unit and $16.665 per Series B unit, and may be exercised on a cashless basis, commencing on the later of the completion of a business combination with a target business and one year from the date of this prospectus and expiring five years from the date of this prospectus. The option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period following the date of this prospectus, except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. The option provides that, in the event we do not satisfy certain registration obligations we shall, in addition to any other equitable or other relief available to the holder(s), be liable for any and all incidental, special and consequential damages sustained by the holder(s), including, but not limited to, the loss of any profits that might have been received by the holder upon the sale of shares of common stock or warrants (and shares of common stock underlying the warrants) underlying the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of Series A units and Series B units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at prices below the option exercise price.

We will have no obligation to net cash settle the exercise of the purchase option or the warrants underlying the purchase option. The holder of the purchase option will not be entitled to exercise the purchase option or the warrants underlying the purchase option unless a registration statement covering the securities underlying the purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the purchase option or underlying warrants, the purchase option or warrants, as applicable, will expire worthless.

We estimate that the value of the option is approximately $3,253,000 using a Black-Scholes option pricing model. The fair value of the option granted to the representative is estimated as of the date of grant using the following assumptions: (1) expected volatility of 46.857 (2) risk-free interest rate of 4.92% and (3) contractual life of 5 years.

Warrant Solicitation Fee

We have engaged HCFP/Brenner Securities, the representative of the underwriters, on a non-exclusive basis, as our agent for the solicitation of the exercise of the Class W and Class Z warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the SEC, we have agreed to pay the representative for bona fide services rendered a commission equal to 5% of the exercise price for each Class W and Class Z warrant exercised more than one year after the date of this prospectus if the exercise was solicited by the underwriters. In addition to soliciting, either orally or in writing, the exercise of the Class W and Class Z warrants, the representative’s services may also include disseminating information, either orally or in writing, to warrantholders about us or the market for our securities, and assisting in the processing of the exercise of warrants. No compensation will be paid to the representative upon the exercise of the Class W and Class Z warrants if:

•

the market price of the underlying shares of common stock is lower than the exercise price;

•

the holder of the warrants has not confirmed in writing that the representative solicited the exercise;

•

the warrants are held in a discretionary account;

•

the warrants are exercised in an unsolicited transaction; or

•

the arrangement to pay the commission is not disclosed in the prospectus provided to warrantholders at the time of exercise.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•

Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of preventing or retarding a decline in the price of our Series A Units and Series B Units, so long as stabilizing bids do not exceed the respective per-unit offering price.

•

Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our Series A Units and Series B Units by selling more of our Series A Units and Series B Units than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our Series A Units and Series B Units in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

•

Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the Series A Units and Series B Units originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of the securities if it discourages resales of the securities.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of the securities. These transactions may occur on the OTC Bulletin Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

The distribution of our units in this offering will be completed once all the units have been sold, all stabilizing transactions have been completed and all penalty bids have either been reclaimed or withdrawn.

Other Terms

We have granted HCFP/Brenner Securities the right to have a representative present at all meetings of our board of directors to observe such meetings for a period of five years from the date of this prospectus. The representative will be entitled to the same notices and communications sent by us to our directors and to attend directors’ meetings, but will not have voting rights. Additionally, upon consummation of a business combination and until the expiration of the five-year period, HCFP/Brenner Securities shall be entitled to appoint an additional designee to our board of directors. HCFP/Brenner Securities has not named a designee as of the date of this prospectus. We have agreed to reimburse the designee for his or her reasonable out-of-pocket expenses in connection with attending board meetings.

We have engaged the representative of the underwriters to act as our investment banker in connection with our business combination. We will pay the representative a cash fee of $3,500,000 at the closing of a business combination for assisting us in structuring and negotiating the terms of the transaction. Except as set forth above, we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date which is 90 days after the date of this prospectus, unless the National Association of Securities Dealers determines that such payment would not be deemed underwriter’s compensation in connection with this offering.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

LEGAL MATTERS

The validity of the securities offered in this prospectus are being passed upon for us by Blank Rome LLP, New York, New York. Graubard Miller, New York, New York, is acting as counsel for the underwriters in this offering. Blank Rome LLP, from time to time, acts as counsel to the representative on matters unrelated to this offering.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by BDO Seidman, LLP, independent registered public accounting firm, to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding our ability to continue as a going concern) appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of BDO Seidman, LLP are included in reliance upon their report given upon the authority of BDO Seidman, LLP as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

STONELEIGH PARTNERS ACQUISITION CORP.

(a corporation in the development stage)

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholder
Stoneleigh Partners Acquisition Corp.
New York, New York

We have audited the accompanying balance sheet of Stoneleigh Partners Acquisition Corp. (a corporation in the development stage) as of July 31, 2006, and the related statements of operations, stockholder’s equity and cash flows for the period from inception (September 9, 2005) to July 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Stoneleigh Partners Acquisition Corp. as of July 31, 2006, and the results of its operations and its cash flows for the period from inception (September 9, 2005) to July 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no present revenue, its business plan is dependent on completion of an initial public offering and the Company’s cash and working capital as of July 31, 2006 are not sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BDO Seidman, LLP
BDO Seidman, LLP
New York, New York
August 3, 2006

STONELEIGH PARTNERS ACQUISITION CORP.
(a corporation in the development stage)

BALANCE SHEET

July 31, 2006

ASSETS
Current Assets:
Cash and cash equivalents	$912,426
Deferred registration costs (Note 3)	390,742
Total assets	$1,303,168
LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities:
Accrued registration costs	$130,148
Accrued expenses	5,249
Total current liabilities	135,397
Commitments (Note 5)
Stockholder’s Equity (Note 6):
Common stock, par value $.01 per share, 3,000 shares authorized, 100 shares issued and outstanding	1
Additional paid-in-capital	1,170,000
Deficit accumulated in the development stage	(2,230)
Total stockholder’s equity	1,167,771
Total liabilities and stockholder’s equity	$1,303,168

See Notes to Financial Statements

STONELEIGH PARTNERS ACQUISITION CORP.
(a corporation in the development stage)

STATEMENT OF OPERATIONS

From inception (September 9, 2005) to July 31, 2006

Revenue	$—
Operating expenses:
Formation and operating costs	15,080
Loss from operations	(15,080)
Interest income	12,850
Loss before provision for income taxes	(2,230)
Provision for income taxes (Note 4)	—
Net loss for the period	$(2,230)
Weighted average number of shares outstanding, basic and diluted	100
Net loss per share, basic and diluted	$(22.30)

See Notes to Financial Statements

STONELEIGH PARTNERS ACQUISITION CORP.
(a corporation in the development stage)

STATEMENT OF STOCKHOLDER’S EQUITY

From inception (September 9, 2005) to July 31, 2006

	Common Stock		Additional Paid –In Capital	Deficit accumulated in the development stage	Total
	Shares	Amount

Balance, September 9, 2005 (inception)	—	$—	$—	$—	$—
Issuance of Common Stock to initial stockholder	100	1	—	—	1
Issuance of 8,150,000 Warrants at $0.05 Per Warrant	—	—	407,500	—	407,500
Issuance of 4,075,000 Class Z warrants and 4,075,000 Class W warrants with an aggregate value of $407,500 in exchange for the cancellation of 8,150,000 warrants with an aggregate value of $407,500	—	—	—	—	—
Issuance of 700,000 Class Z warrants and 700,000 Class W warrants at $0.05 per warrant	—	—	70,000	—	70,000
Issuance of 6,925,000 Class Z warrants and 6,925,000 Class W warrants at $0.05 per warrant	—	—	692,500	—	692,500
Net loss for the period	—	—	—	(2,230)	(2,230)
Balance, July 31, 2006	100	$1	$1,170,000	$(2,230)	$1,167,771

See Notes to Financial Statements

STONELEIGH PARTNERS ACQUISITION CORP.
(a corporation in the development stage)

STATEMENT OF CASH FLOWS

From inception (September 9, 2005) to July 31, 2006

OPERATING ACTIVITIES
Net loss for the period	$(2,230)
Change in operating liability:
Accrued expenses	5,249
Net cash provided by operating activities	3,019
FINANCING ACTIVITIES
Proceeds from issuance of common stock to initial stockholder	1
Proceeds from issuance of warrants to security holders	1,170,000
Deferred registration costs	(260,594)
Net cash provided by financing activities	909,407
Net increase in cash and cash equivalents	912,426
CASH AND CASH EQUIVALENTS
Beginning of period	—
End of period	$912,426
Supplemental disclosure of non-cash activity:
Accrued registration costs	$130,148

See Notes to Financial Statements

STONELEIGH PARTNERS ACQUISITION CORP.
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 — DISCUSSION OF THE COMPANY’S ACTIVITIES; GOING CONCERN CONSIDERATION

Organization and activities – Stoneleigh Partners Acquisition Corp. (the “Company”) was incorporated in Delaware on September 9, 2005 to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with a currently unidentified operating business (a “Target Business”). All activity from inception (September 9, 2005) through July 31, 2006 related to the Company’s formation and capital raising activities. The Company has selected July 31 as its fiscal year end.

The Company is considered to be a development stage company and as such the financial statements presented herein are presented in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 7.

The Company’s plans call for it to raise $200,902,500 in a public offering of its securities in which it would propose to issue 1,475,000 Series A Units (the “Series A Units” or a “Series A Unit”) and 18,650,000 Series B Units (the “Series B Units” or a “Series B Unit”) (“Proposed Offering”). Each Series A Unit will consist of two shares of the Company’s common stock and ten Class Z Redeemable Warrants (a “Class Z Warrant”). Each Series B Unit will consist of two shares of the Company’s Class B common stock and two Class W Redeemable Warrants (a “Class W Warrant”). It is expected that the Company’s management would have broad authority with respect to the application of the proceeds of the Proposed Offering although substantially all of the proceeds of such offering are intended to be applied generally toward consummating a merger, capital stock exchange, asset acquisition or other similar business combination with a Target Business (a “Business Combination”). The Company’s Certificate of Incorporation provides that the Company must mandatorily liquidate in the event it does not enter into a contract for a Business Combination within 24 months from the date of the completion of the Proposed Offering. If a proxy statement seeking the approval of the Company’s Class B stockholders for a business combination has not been filed prior to 22 months from the date of the completion of the Proposed Offering, the Company’s board will, prior to such date, convene, adopt and recommend to the Class B stockholders and common stockholders, voting as a single class, a plan of dissolution and distribution and on such date file a proxy statement with the SEC seeking Class B stockholder and common stockholder approval, voting as a single class, for such plan. Alternatively, if a proxy statement seeking the approval of the Class B stockholders for a business combination has been filed prior to 22 months from the date of completion of this offering, but such business combination has not been completed, then the Company’s board will promptly, but in no event more than 30 days following the end of the 24th month, convene, adopt and recommend to the Class B stockholders and common stockholders, a plan of dissolution and distribution. If the Company does not effect a Business Combination within 24 months from the consummation of the Proposed Offering (the “Target Business Acquisition Period”), the Company will, in the event it receives stockholder approval for its plan of dissolution, promptly distribute the amount held in trust (the “Trust Fund”), which is substantially all of the proceeds from any initial public offering, including any accrued interest, to its Class B stockholders. In the event there is no Business Combination, the Company will, in the event it receives stockholder approval for its plan of dissolution, dissolve and any remaining net assets, after the distribution of the Trust Fund to Class B stockholders, will be distributed to the holders of common stock.

Both the common stock and the Class B common stock have one vote per share. However, the Class B stockholders may, and the common stockholders may not, vote in connection with a Business Combination. Further, should a Business Combination not be consummated during the Target Business Acquisition Period, the Trust Fund would be distributed pro-rata to all of the Class B common stockholders and their Class B common shares would be cancelled and returned to the status of authorized but unissued shares.

The Company, after signing a definitive agreement for a Business Combination, is obliged to submit such transaction for approval by a majority of the Class B common stockholders of the Company. Class B stockholders that vote against such proposed Business Combination are, under certain conditions, entitled to convert their shares into a pro-rata distribution from the Trust Fund (the “Conversion Right”). In the event that holders of a majority of the outstanding shares of Class B common stock vote for the approval of the Business Combination and that holders owning 20% or more of the outstanding Class B common stock do not exercise their Conversion Rights, the Business Combination may then be consummated. Upon completion of such Business Combination and the payment of any Conversion Rights (and related cancellation of Class B common stock), the remaining shares of Class B common stock would be converted to common stock.

STONELEIGH PARTNERS ACQUISITION CORP.
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 — DISCUSSION OF THE COMPANY’S ACTIVITIES; GOING CONCERN CONSIDERATION – (CONTINUED)

Going concern consideration – As indicated in the accompanying financial statements, at July 31, 2006, the Company had $912,426 in cash and cash equivalents and working capital of $777,029 excluding deferred registration costs of $390,742 included in assets. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These factors, among others, indicate that the Company may be unable to continue operations as a going concern unless the Proposed Offering is consummated. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination or Business Acquisition will be successful or successful within the Target Business Combination Period or Target Business Acquisition Period, respectively. No adjustments have been made in the accompanying financial statements to the amounts and classification of assets and liabilities which could result should the Company be unable to continue as a going concern.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents – Included in cash and cash equivalents are deposits with financial institutions as well as short-term money market instruments with maturities of three months or less when purchased.

Concentration of Credit Risk – Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash and cash equivalents. The Company may maintain deposits in federally insured financial institutions in excess of federally insured limits. However, management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which those deposits are held.

Net Loss Per Share – Net loss per share is computed based on the weighted average number of shares of common stock outstanding.

Basic earnings (loss) per share excludes dilution and is computed by dividing income (loss) available to common stockholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Since the effect of outstanding warrants to purchase 23,400,000 shares of common stock is antidilutive, they have been excluded from the Company’s computation of net loss per share. Therefore, basic and diluted loss per share were the same for the period from inception (September 9, 2005) through July 31, 2006.

Fair Value of Financial Instruments and Derivatives – The fair values of the Company’s assets and liabilities that qualify as financial instruments under SFAS No. 107 approximate their carrying amounts presented in the balance sheet at July 31, 2006.

The Company accounts for derivative instruments, if any, in accordance with SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities,” as amended, (“SFAS 133”) which establishes accounting and reporting standards for derivative instruments and hedging activities, including certain derivative instruments imbedded in other financial instruments or contracts and requires recognition of all derivatives on the balance sheet at fair value. Accounting for the changes in the fair value of the derivative instruments depends on whether the derivatives qualify as hedge relationships and the types of the relationships designated are based on the exposures hedged. Changes in the fair value of derivative instruments which are not designated as hedges are recognized in earnings as other income (loss).

Use of Estimates – The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

STONELEIGH PARTNERS ACQUISITION CORP.
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (CONTINUED)

Income Taxes – Deferred income tax assets and liabilities are computed for differences between the financial statement and tax basis of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

New Accounting Pronouncements – The Company does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

NOTE 3 — DEFERRED REGISTRATION COSTS

As of July 31, 2006, the Company has incurred deferred registration costs of $390,742 relating to expenses incurred in connection to the Proposed Offering. Upon consummation of this Proposed Offering, the deferred registration costs will be charged to equity. Should the Proposed Offering prove to be unsuccessful, these deferred costs as well as additional expenses to be incurred, will be charged to operations.

NOTE 4 — INCOME TAXES

Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to effect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

Significant components of the Company’s future tax assets are as follows:

Tax effect of the operating loss carryforward	$758
Less valuation allowance	(758)
Totals	$—

Management has recorded a full valuation allowance against its deferred tax assets because it believes it is not more likely than not that sufficient taxable income will be realized during the carry-forward period to utilize the deferred tax asset. Realization of the future tax benefits is dependent upon many factors, including the Company’s ability to generate taxable income within the loss carry-forward period, which runs through 2026.

NOTE 5 — COMMITMENTS

Administrative Services Agreement

The Company has agreed to pay an affiliate of two securityholders $7,500 per month commencing on effectiveness of the Proposed Offering for office, secretarial and administrative services.

Underwriting Agreement

In connection with the Proposed Offering, the Company will enter into an underwriting agreement (the “Underwriting Agreement”) with HCFP/Brenner Securities LLC (“HCFP”), the representative of the underwriters in the Proposed Offering.

STONELEIGH PARTNERS ACQUISITION CORP.
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

NOTE 5 — COMMITMENTS – (CONTINUED)

Pursuant to the Underwriting Agreement, the Company will be obligated to the underwriters for certain fees and expenses related to the Proposed Offering, including underwriting discounts of $10,045,125, or $11,551,894 if HCFP’s over-allotment option is exercised in full.

In addition, in accordance with the terms of the Underwriting Agreement, the Company will engage HCFP, on a non-exclusive basis, to act as its agent for the solicitation of the exercise of the Company’s Class W Warrants and Class Z Warrants. In consideration for solicitation services, the Company will pay HCFP a commission equal to 5% of the exercise price for each Class W Warrant and Class Z Warrant exercised more than one year after the date of the Proposed Offering if the exercise is solicited by HCFP.

HCFP will also be engaged by the Company to act as the Company’s non-exclusive investment banker in connection with a proposed Business Combination (Note 1). For assisting the Company in structuring and negotiating the terms of a Business Combination, the Company will pay HCFP a cash transaction fee of $3,500,000 upon consummation of a Business Combination.

The Company has also agreed to sell to HCFP a purchase option to purchase the Company’s Series A units and/or Series B units. (Note 6)

NOTE 6 — WARRANTS AND OPTION

a. Warrants

In March, 2006, the Company issued an aggregate of 4,075,000 Class W Warrants and 4,075,000 Class Z Warrants to its three existing warrantholders in exchange for the return and cancellation of the outstanding 8,150,000 warrants which were purchased in October, 2005, for an aggregate $407,500, or $0.05 per warrant. On March 15, 2006, the Company sold and issued additional Class W Warrants to purchase 700,000 shares of the Company’s common stock, and additional Class Z Warrants to purchase 700,000 shares of the Company’s common stock, for an aggregate purchase price of $70,000, or $0.05 per warrant. On May 26, 2006, the Company sold and issued additional Class W Warrants to purchase 6,925,000 shares of the Company’s common stock, and additional Class Z Warrants to purchase 6,925,000 shares of the Company’s common stock, to its existing warrantholders for an aggregate purchase price of $692,500 or $0.05 per warrant.

Each Class W Warrant is exercisable for one share of common stock. Except as set forth below, the Class W Warrants entitle the holder to purchase shares at $5.00 per share, subject to adjustment in the event of stock dividends and splits, reclassifications, combinations and similar events, for a period commencing on the later of:
(a) completion of the Business Combination and (b) one year from the consummation of the Proposed Offering, and ending five years from the date of the Proposed Offering.

Each Class Z Warrant is exercisable for one share of common stock. Except as set forth below, the Class Z Warrants entitle the holder to purchase shares at $5.00 per share, subject to adjustment in the event of stock dividends and splits, reclassifications, combinations and similar events, for a period commencing on the later of:
(a) completion of the Business Combination and (b) one year from the consummation of the Proposed Offering, and ending seven years from the date of the Proposed Offering.

We are only required to use our best efforts to cause the registration statement to be declared effective and, once effective, only to use our best efforts to maintain its effectiveness. Accordingly, our obligation is merely to use our best efforts in connection with the registration rights agreement and upon exercise of the warrants, we can satisfy our obligation by delivering unregistered shares of common stock. If a registration statement is not effective at the time a warrant is exercised, we will not be obligated to deliver common stock, and there are no contracted penalties for our failure to do so. Consequently, the warrants may expire worthless.

STONELEIGH PARTNERS ACQUISITION CORP.
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

NOTE 6 — WARRANTS AND OPTION – (CONTINUED)

In accordance with the Class W and Class Z warrant agreements related to the Class W and Class Z Warrants to be sold and issued in the Proposed Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration statement is not effective at the time of exercise, the holder of such Class W and Class Z Warrant shall not be entitled to exercise such warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the Class W and Class Z Warrants may expire unexercised and unredeemed. The holders of Class W and Class Z Warrants do not have the rights or privileges of holders of the Company’s common stock or any voting rights until such holders exercise their respective warrants and receive shares of the Company’s common stock.

The Company evaluated for the Class W and Class Z Warrants issued to initial securityholders in accordance with the guidance of EITF 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock. Based on the terms of the agreement and rights of the initial securityholders, the Company determined that classification of the Warrants in stockholder’s equity was appropriate. As a result, the Warrants are classified in stockholder’s equity as of July 31, 2006.

The Class W and Class Z Warrants outstanding prior to the Proposed Offering, all of which are held by the Company’s initial securityholders or their affiliates, shall not be redeemable by the Company as long as such warrants continue to be held by such securityholders or their affiliates. Except as set forth in the preceding sentence, the Company may redeem the Class W Warrants and/or Class Z Warrants with the prior consent of HCFP, in whole or in part, at a price of $.05 per warrant at any time after the warrants become exercisable, upon a minimum of 30 days’ prior written notice of redemption, and if, and only if, the last sale price of the Company’s common stock equals or exceeds $7.50 per share and $8.75 per share, for a Class W and Class Z Warrant, respectively, for any 20 trading days within a 30 trading day period ending three business days before the Company sent the notice of redemption. In addition, the Company may not redeem the Class W Warrants and/or the Class Z Warrants unless the shares of common stock underlying such warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for redemption.

As the proceeds from the exercise of the Class W and Class Z Warrants will not be received until after the completion of a Business Combination, the expected proceeds from exercise will not have any effect on the Company’s financial condition or results of operations prior to a Business Combination.

b. Underwriter Purchase Option

Upon closing of the Proposed Offering, the Company will also sell and issue an option (the “UPO”) for $100 to HCFP, to purchase up to 73,750 Series A Units at an exercise price of $14.025 per unit and/or up to 932,500 Series B Units at an exercise price of $16.665 per unit. The Series A Units and Series B Units underlying the UPO will be exercisable in whole or in part, solely at HCFP’s discretion, commencing on the later of (i) the consummation of a Business Combination and (ii) one year from the Proposed Offering, and expire on the five-year anniversary of the Proposed Offering. The Company intends to account for the fair value of the UPO, inclusive of the receipt of the $100 cash payment, as an expense of the Proposed Offering resulting in a charge directly to stockholder’s equity, which will be offset by an equivalent increase in stockholder’s equity for the issuance of the UPO. As of July 31, 2006, the Company estimates, using a Black-Scholes option pricing model, that the fair value of the 73,750 Series A Units and 932,500 Series B Units underlying the UPO will be approximately $3,253,000 issuance. The fair value of the UPO granted is estimated as of the date of grant using the following assumptions: (1) expected volatility of 46.857% (2) risk-free interest rate of 4.92% and (3) contractual life of 5 years. The UPO may be exercised for cash or on a “cashless” basis, at the holder’s option, such that the holder may use the appreciated value of the UPO (the difference between the exercise prices of the UPO and the underlying warrants and the market price of the units and underlying securities) to exercise the UPO without the payment of any cash. Each of the Series A Units and Series B Units included in the UPO are identical to the Series A Units and

STONELEIGH PARTNERS ACQUISITION CORP.
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

NOTE 6 — WARRANTS AND OPTION – (CONTINUED)

Series B Units to be sold in the Proposed Offering, except that the exercise price of the Warrants underlying the Series A Units and Series B Units will be $5.50 per share and the Warrants underlying the Series A Units and Series B Units shall only be exercisable until the fifth anniversary of the Proposed Offering.

During the registration process, the Company amended the form of UPO to clarify that the Company has no obligation to net cash settle the exercise of the UPO or the warrants underlying the UPO. The holder of the UPO will not be entitled to exercise the UPO or the warrants underlying the UPO unless a registration statement covering the securities underlying the UPO is effective or an exemption from registration is available. If the holder is unable to exercise the UPO or underlying warrants, the UPO or warrants, as applicable, will expire worthless.

Until                      , 2006, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the
dealers’ obligation to deliver a prospectus when
acting as underwriters and with respect to their
unsold allotments or subscriptions.

		$200,902,500 STONELEIGH PARTNERS ACQUISITION CORP. 1,475,000 Series A Units 18,650,000 Series B Units

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not
be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer
to sell or a solicitation of an offer to buy any
securities by anyone in any jurisdiction in which the
offer or solicitation is not authorized or is unlawful.

Table of Contents		PROSPECTUS

	Page
Prospectus Summary	1	HCFP/Brenner Securities LLC Legend Merchant Group, Inc.
Summary Financial Data	8
Risk Factors	9
Use of Proceeds	21
Dilution	23
Capitalization	25
Management’s Discussion and Analysis of Financial Condition and Results of Operations	26
Proposed Business	28
Management	42
Principal Stockholders	46
Certain Transactions	47
Description of Securities	49
Underwriting	55
Legal Matters	59
Experts	59
Where You Can Find Additional Information	59
Index to Financial Statements	F-1	, 2006

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions and the Representative’s non-accountable expense allowance) will be as follows:

Initial Trustees’ fee	$1,000.00	(1)
SEC registration fee	60,050.00
NASD filing fee	56,625.00
Accounting fees and expenses	45,000.00
Printing and engraving expenses	60,000.00
Directors & officers liability insurance premiums	150,000.00	(2)
Legal fees and expenses	200,000.00
Blue sky services and expenses	50,000.00
Miscellaneous	19,700.00	(3)

Total	$642,375.00

——————

(1)

In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to Continental Stock Transfer & Trust Company annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent of the registrant’s common stock and Class B common stock and $2,400 for acting as warrant agent for the registrant’s Class W and Class Z warrants.

(2)

This amount represents the approximate amount of Director and Officer liability insurance premiums the registrant anticipates paying following the consummation of its initial public offering and until it consummates a business combination.

(3)

This amount represents additional expenses that may be incurred by the registrant in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14. Indemnification of Directors and Officers.

Our certificate of incorporation and by laws provide that all directors and officers of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by law. Our certificate of incorporation provides that the registrant may indemnify to the fullest extent permitted by law all employees of the registrant. Our by-laws provide that, if authorized by the board of directors, the registrant may indemnify any other person whom it has the power to indemnify under section 145 of the Delaware General Corporation Law.

Paragraph B of Article Ninth of our certificate of incorporation provides:

B. The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorney’s fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriter and the Underwriter has agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

(a) During the past three years, we sold the following securities without registration under the Securities Act:

(i)

The shares of common stock and warrants were issued on October 15, 2005 in connection with our organization as follows:

Name	Number of Shares of Common Stock	Number of Warrants

Milton J. Walters	100	2,715,000
Gary D. Engle	—	2,720,000
JAC Opportunity Fund I, LLC	—	2,715,000

The issuances were made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, wealthy individuals and an accredited investor. The shares of common stock were sold at a purchase price of $0.01 per share for an aggregate price of $1.00 and the warrants were sold at a purchase price of $0.05 per warrant for an aggregate price of $407,500. No underwriting discounts or commissions were paid with respect to such sales.

On March 15, 2006, the Company issued an aggregate of 4,075,000 Class W warrants and 4,075,000 Class Z warrants to its three existing warrantholders in exchange for the return for cancellation of the outstanding 8,150,000 warrants held by them. The Class W warrants and Class Z warrants were issued pursuant to the exemption from registration contained in Section 3(a)(9) of the Securities Act, as no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

On March 15, 2006, the Company issued warrants as follows:

Name	Number of Class W Warrants	Number of Class Z Warrants

Milton J. Walters	167,500	167,500
Gary D. Engle	165,000	165,000
JAC Opportunity Fund I, LLC	167,500	167,500
Geoffrey A. Thompson	100,000	100,000
Michael Clayton	100,000	100,000

The Class W and Class Z warrants were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, wealthy individuals and an accredited investor. The Class W and Class Z warrants were sold at a purchase price of $0.05 per warrant for an aggregate price of $70,000. No underwriting discount or commissions were paid with respect to such sales.

 On May 25, 2006, the Company issued warrants as follows:

Name	Number of Class W Warrants	Number of Class Z Warrants

Milton J. Walters	1,700,000	1,700,000
Gary D. Engle	3,400,000	3,400,000
JAC Opportunity Fund I, LLC	1,700,000	1,700,000
Geoffrey A. Thompson	125,000	125,000

The Class W and Class Z warrants were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, wealthy individuals and an accredited investor. The Class W and Class Z warrants were sold at a purchase price of $0.05 per warrant for an aggregate price of $692,500. No underwriting discount or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.
1.2*	Form of Selected Dealers Agreement.
3.1*	Form of Amended and Restated Certificate of Incorporation.
3.2*	By-laws.
4.1*	Specimen Series A Unit Certificate.
4.2*	Specimen Series B Unit Certificate.
4.3*	Specimen Common Stock Certificate.
4.4*	Specimen Class B Common Stock Certificate.
4.5*	Specimen Class W Warrant Certificate.
4.6*	Specimen Class Z Warrant Certificate.
4.7*	Form of Unit Purchase Option to be granted to Representative.
4.8*	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
5.1*	Opinion of Blank Rome LLP.
10.1*	Letter Agreement among the Registrant, HCFP/Brenner Securities LLC and Milton J. Walters.
10.2*	Letter Agreement among the Registrant, HCFP/Brenner Securities LLC and Gary D. Engle.
10.3*	Letter Agreement among the Registrant, HCFP/Brenner Securities LLC and James A. Coyne.
10.4*	Letter Agreement among the Registrant, HCFP/Brenner Securities LLC and Geoffrey A. Thompson.
10.5*	Letter Agreement among the Registrant, HCFP/Brenner Securities LLC and Michael Clayton.
10.6*	Letter Agreement among the Registrant, HCFP/Brenner Securities LLC and JAC Opportunity Fund I, LLC.
10.7*	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.8*	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.
10.9*	Form of Administrative Services Agreement between the Registrant and PLM International Inc.
23.1	Consent of BDO Seidman, LLP.
23.2*	Consent of Blank Rome LLP (included in Exhibit 5.1).
24*	Power of Attorney (included on signature page of this Registration Statement).

——————

*

Previously filed.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus or the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any fee writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 29th day of November, 2006.

STONELEIGH PARTNERS ACQUISITION CORP.

By:	/s/ James A. Coyne
James A. Coyne Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

*	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	November 29, 2006
Gary D. Engle

*	President, Secretary and Director	November 29, 2006
Milton J. Walters

/s/ James A. Coyne	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	November 29, 2006
James A. Coyne

*	Director	November 29, 2006
Geoffrey A. Thompson

*	Director	November 29, 2006
Michael Clayton

* By: Attorney-in-fact

/s/ James A. Coyne		November 29, 2006
James A. Coyne Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.
1.2*	Form of Selected Dealers Agreement.
3.1*	Form of Amended and Restated Certificate of Incorporation.
3.2*	By-laws.
3.2*	Specimen Series A Unit Certificate.
4.2*	Specimen Series B Unit Certificate.
4.3*	Specimen Common Stock Certificate.
4.4*	Specimen Class B Common Stock Certificate.
4.5*	Specimen Class W Warrant Certificate.
4.6*	Specimen Class Z Warrant Certificate.
4.7*	Form of Unit Purchase Option to be granted to Representative.
4.8*	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
5.1*	Opinion of Blank Rome LLP.
10.1*	Letter Agreement among the Registrant, HCFP/Brenner Securities LLC and Milton J. Walters.
10.2*	Letter Agreement among the Registrant, HCFP/Brenner Securities LLC and Gary D. Engle.
10.3*	Letter Agreement among the Registrant, HCFP/Brenner Securities LLC and James A. Coyne.
10.4*	Letter Agreement among the Registrant, HCFP/Brenner Securities LLC and Geoffrey A. Thompson.
10.5*	Letter Agreement among the Registrant, HCFP/Brenner Securities LLC and Michael Clayton.
10.6*	Letter Agreement among the Registrant, HCFP/Brenner Securities LLC and JAC Opportunity Fund I, LLC.
10.7*	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.8*	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.
10.9*	Form of Administrative Services Agreement between the Registrant and PLM International Inc.
23.1	Consent of BDO Seidman, LLP.
23.2*	Consent of Blank Rome LLP (included in Exhibit 5.1).
24*	Power of Attorney (included on signature page of this Registration Statement).

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Previously filed.